Exhibit 10.1

NOTE: Portions of this Exhibit are the subject of a Confidential Treatment Request by the Registrant to the Securities and Exchange Commission (the “Commission”). Such portions have been redacted and are marked with a “[***]” in place of the redacted language. The redacted information has been filed separately with the Commission.

SECOND RESEARCH AND LICENSE AGREEMENT

BETWEEN

GENENTECH, INC.

AND

SANGAMO BIOSCIENCES, INC.

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1.41	“Improvement”	6
1.42	“Invention”	6
1.43	“JHU Agreement”	6
1.44	“Joint Patents”	6
1.45	“Know-How”	6
1.46	“Liaison”	6
1.47	“Licensed Product”	6
1.48	“Marketing Approval”	7
1.49	“Maximum Number of Genes”	7
1.50	“Milestone Event”	7
1.51	“Milestone Payment”	7
1.52	“MIT Agreement”	7
1.53	“Modified Cell Line”	7
1.54	“Modified Genentech CHO Cell Line”	7
1.55	“Notice of Completed Research Plan”	7
1.56	“Other Modified Cell Line”	7
1.57	“Patents”	7
1.58	“Phase I Clinical Trial”	7
1.59	“Phase III Clinical Trial”	7
1.60	“Requested Gene”	8
1.61	“Requested Gene Sequence”	8
1.62	“Request for Existing ZFN Reagents”	8
1.63	“Required Information”	8
1.64	“Research”	8
1.65	“Research Milestone Payment”	8
1.66	“Research Period”	8
1.67	“Research Plan”	8
1.68	“Research Plan Template”	8
1.69	“Research Results”	8
1.70	“Research Stage”	8
1.71	“Sangamo Deliverables”	8
1.72	“Sangamo IP Rights”	8
1.73	“Sangamo Know-How”	9
1.74	“Sangamo Patents”	9
1.75	“Sangamo Response Notice”	9
1.76	“Scripps Agreement”	9
1.77	“Selection Period”	9
1.78	“Select Sangamo Licensors”	9
1.79	“Sigma”	9
1.80	“Sigma Agreement”	9
1.81	“Sublicense Agreement”	9
1.82	“Substituted Designated Gene”	9
1.83	“Success Milestone Payment”	9
1.84	“Success Notice 1”	9
1.85	“Success Notice 2”	9
1.86	“Technology Access Fee”	9

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1.87	“Third Party”	9
1.88	“Third Party License”	9
1.89	“Up-Front Fee”	10
1.90	“Utah Agreement”	10
1.91	“Valid Claim”	10
1.92	“ZFN”	10
1.93	“ZFN Modified Cell Line”	10
1.94	“ZFN Reagent”	10

Article 2.	Selection of Designated Genes and Research Program	10

2.1	Selection of Designated Genes	10
2.2	Liaisons	13
2.3	Diligence; Decision Making; Research Plan	13
2.4	[***] Evidence	13
2.5	Non-Exclusive Relationship	14
2.6	Improvements	15
2.7	FTEs; Costs	15

Article 3.	Fees and Milestone Payments	15

3.1	Payments Generally	15
3.2	Up-Front Fees	16
3.3	Technology Access Fees	16
3.4	Research Milestone Payments	16
3.5	Success Milestone Payment	17
3.6	Development and Commercial Milestone Payments	17
3.7	Taxes	18
3.8	Third Party Beneficiary	19

Article 4.	Intellectual Property	19

4.1	Disclosure of Inventions	19
4.2	Ownership of Inventions; Cooperation	19
4.3	Obtaining Patents for Certain Subject Matter	19
4.4	Genentech Owned Inventions	20
4.5	Enforcement of Sangamo Patents	20
4.6	Enforcement of Joint Patents	21

Article 5.	Licenses	22

5.1	License to Genentech	22
5.2	License to Sangamo	23
5.3	No Implied Licenses	23
5.4	Third Party Licenses	23

Article 6.	Confidential Information	24

6.1	Obligations	24
6.2	General Exceptions	25

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*** CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION

6.3	Disclosures Required by Law	25
6.4	Disclosures to Third Party Licensors	25
6.5	Disclosures Prior to the Effective Date	25
6.6	Continuing Obligation	26

Article 7.	Genentech Materials and Related Information	26

7.1	Ownership	26
7.2	Use	26
7.3	Return or Destruction	26

Article 8.	Term and Termination	27

8.1	Term	27
8.2	Termination of the Agreement by Either Party for
	Cause	27
8.3	Termination of the Genentech License/Research Plan
	for a Designated Gene	27
8.4	Termination of Only the Research Plan for a
	Designated Gene	27
8.5	Licenses	28
8.6	Effects of Termination	29
8.7	Survival	29

Article 9.	Indemnification; Limitation on Liability	29

9.1	Indemnification	29
9.2	Limitation on Liability	31

Article 10.	Dispute Resolution	31

10.1	Internal Resolution	31
10.2	Arbitration	31
10.3	Patent Disputes	31
10.4	Continued Performance	32

Article 11.	Public Disclosures; Use of Names	32

11.1	Publicity and Other Public Disclosures	32
11.2	Use of Names	33

Article 12.	Warranties	33

12.1	Mutual Warranties	33
12.2	Sangamo Warranties	33
12.3	Disclaimers	34

Article 13.	Notices	34

Article 14.	General Provisions	35

14.1	Governing Law	35
14.2	Assignment; Delegation	35
14.3	Entire Agreement	36

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14.4	Amendment;Waiver	36
14.5	Severability	36
14.6	Construction	36
14.7	Captions	36
14.8	Relationship of the Parties	37
14.9	Force Majeure	37
14.10	Counterparts; Facsimiles	37

Exhibits

Exhibit A	Research Plan Template

Exhibit B	[***] Gene

Exhibit C	Identified Patents

Exhibit D	Press Release and Form 8-K Text

Exhibit E	Certain Agreements Relating to Third Party Licenses

Exhibit F	Certain Provisions of Third Party Licenses

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SECOND RESEARCH AND LICENSE AGREEMENT

THIS SECOND RESEARCH AND LICENSE AGREEMENT (“Agreement”) is made and entered into, effective as of February 25, 2008 (“Effective Date”), by and between Genentech, Inc., having a principal place of business at 1 DNA Way, South San Francisco, California 94080, (“Genentech”) and Sangamo BioSciences, Inc., having a principal place of business at Point Richmond Tech Center, 501 Canal Boulevard, Suite A100, Richmond, California 94804 (“Sangamo”), (collectively, the “Parties” or individually, a “Party”).

RECITALS

WHEREAS, Genentech discovers, develops, manufactures, markets and sells human pharmaceuticals on a worldwide basis;

WHEREAS, Sangamo has certain proprietary technology for modifying genes, which is of interest to Genentech;

WHEREAS, Genentech and Sangamo are parties to the First Agreement (defined below) pursuant to which Sangamo is modifying certain genes in one of Genentech’s proprietary cell lines using Sangamo’s proprietary technology, in accordance with a research plan under the First Agreement; and

WHEREAS, the Parties desire to extend their relationship to include Sangamo’s performance of additional research and/or other services for Genentech under this Agreement.

AGREEMENT

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Genentech and Sangamo agree as follows:

Article 1. Definitions

Capitalized terms used in this Agreement, whether used in the singular or plural, shall have the meanings set forth below, unless otherwise specifically indicated herein. This Agreement and the First Agreement use many of the same defined terms. Unless the First Agreement is expressly referenced, the use of a given term in this Agreement only refers to this Agreement.

1.1 “Accept the [***] Evidence” (and grammatical variations thereof) shall be defined in the Research Plan for a given Designated Gene if Sangamo has an obligation under such Research Plan to attempt to generate one or more Modified Genentech CHO Cell Lines with respect to such Designated Gene. “Accept the [***] Evidence” includes those cases in which Genentech is deemed to Accept the [***] Evidence (including, without limitation, under Section 2.4).

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1.2 “Affiliate” means, with respect to a particular Party, a person, corporation, partnership, or other entity that controls, is controlled by or is under common control with such Party. For the purposes of this definition, the word “control” (including, with correlative meaning, the terms “controlled by” or “under the common control with”) means (a) the direct or indirect ownership of fifty percent (50%) or more of the stock having the right to vote for directors thereof; or (b) the actual power, either directly or indirectly through one or more intermediaries, to direct the management and policies of such entity, whether by the ownership of at least fifty percent (50%) of the voting stock of such entity, or by contract or otherwise.

1.3 “[***] Evidence” shall be defined in the Research Plan for a given Designated Gene if Sangamo has an obligation under such Research Plan to attempt to generate one or more Modified Genentech CHO Cell Lines with respect to such Designated Gene.

1.4 “Approval of the Research Plan” is defined in Section 2.1(d).

1.5 “Assumption Agreement” means a written agreement, executed by Genentech, Sangamo and [***], under which [***]. An Assumption Agreement may include reasonable modifications to this Agreement and/or the [***] Agreement, as necessary to reflect the [***]; provided, however, unless otherwise agreed to by Genentech, Sangamo and [***], the [***] obligations under this Agreement that may be delegated to [***] under an Assumption Agreement shall be limited to those related to the performance of a [***]. Further, in no event, shall an Assumption Agreement in any way increase Genentech’s financial or other obligations under this Agreement or adversely affect the Genentech License or other licenses and rights granted to Genentech under this Agreement.

1.6 “BLA” means a Biologics License Application or other such application (other than a supplemental application) filed with the U.S. Food and Drug Administration (or any successor entity thereto performing similar functions) for the purpose of obtaining Marketing Approval for a Licensed Product in the United States.

1.7 “Caltech Agreement” means the Third Party License between Sangamo and the California Institute of Technology, dated November 1, 2003, as amended as of the Effective Date, and prior to any amendments after the Effective Date.

1.8 “CHO” means Chinese hamster ovary.

1.9 “Collaboration Partner” means, with respect to a given Licensed Product, a Third Party to which Genentech has granted a license to use, sell, offer for sale and/or import such Licensed Product, whether or not such license includes the right to make such Licensed Product.

1.10 “Commercially Diligent Efforts” means, (a) with respect to Sangamo, efforts and resources comparable to those expended by Sangamo on its projects for a Third Party of a similar nature (i.e., protein production projects) and (b) with respect to Genentech, efforts and resources comparable to those expended by Genentech on its internal process development projects of comparable value to Genentech.

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1.11 “Confidential Information” means a Party’s nonpublic information that is disclosed to the other Party in connection with this Agreement (including, without limitation, information regarding such Party’s research, technology, assays, protocols, methods, processes, data, products and business information or objectives), provided that any such information disclosed in written, electronic or other tangible form is marked as “confidential” or with a similar legend. For clarity, Sangamo may disclose to Genentech certain nonpublic information that was originally disclosed to Sangamo by [***], and such nonpublic information shall be deemed to be the nonpublic information of Sangamo for the purpose of this definition. Nonpublic information of a Party that is disclosed other than in tangible form (e.g., disclosed orally or by observation of the other Party) shall be considered Confidential Information of such Party only if so identified in writing to the other Party within thirty (30) days after initial disclosure and such writing identifies such Confidential Information with particularity. Notwithstanding the foregoing marking requirement, Genentech’s Confidential Information shall include (a) the Maximum Number of Genes and the actual number of Designated Genes; (b) the identity of the Requested Genes and the Designated Genes (as the focus of this Agreement) and the Functional [***] thereof; (c) Genentech’s interest in the Requested Genes and the Designated Genes as potential targets for modification to improve production cell lines; (d) the Research Plan and Draft Research Plans; (e) the Research Results; and (f) all information in the Genentech Deliverables, whether or not any of the foregoing information in (a) through (f) is so marked. The terms and conditions of this Agreement (including, without limitation, the financial terms) shall be the Confidential Information of both Parties.

1.12 “Controlled by” means the rightful possession by a Party of the ability to grant a license, sublicense or other right to exploit, as provided in this Agreement, without violating the terms of any agreement with any Third Party.

1.13 “Covering” (and grammatical variations thereof) means that, with respect to a given Licensed Product, a protein contained in such Licensed Product was expressed by a Modified Cell Line and (a) the making or use of such Modified Cell Line fell within the scope of a Valid Claim (in the country of such making or use) at the time of such making or use; and/or (b) if such Modified Cell Line is a ZFN Modified Cell Line, the making or use of a ZFN Reagent used to create such Modified Cell Line fell within the scope of a Valid Claim (in the country of such making or use) at the time of such making or use.

1.14 “Delegated Obligations” is defined in Section 14.2(d).

1.15 “Designated Gene” means a Requested Gene that is included as a Designated Gene under Section 2.1(e) and which is further defined by the Designated Gene Sequence for such Designated Gene.

1.16 “Designated Gene Sequence” means the partial or full cDNA coding sequence from a CHO cell line for a given Designated Gene, as specified under Section 2.1(e)(i) (in the case of a Request for Existing ZFN Reagents) or Section 2.1(e)(ii) (in the case of an Approval of the Research Plan), as applicable.

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1.17 “Donor Sequence” means, with respect to a given Designated Gene, a DNA sequence sharing homology with sequences upstream and downstream of a ZFN cutting site in such Designated Gene, where such sequences are of sufficient length [***] to allow homologous recombination to occur at an efficiency of [***] . The Donor Sequence for a given Designated Gene shall also contain a DNA sequence for insertion into such Designated Gene via homologous recombination, and such DNA sequence may contain [***] as agreed to by the Liaisons.

1.18 “Draft Research Plan” means a draft of a research plan for the research activities to be performed by the Parties under this Agreement, which shall be based on the Research Plan Template to the extent applicable, prior to approval by Genentech under Section 2.1(d).

1.19 “Excluded ZFN Reagents Know-How” is defined in Section 2.1(b)(ii).

1.20 “Executive” means, in the case of Sangamo, its Chief Executive Officer and, in the case of Genentech, a Senior Vice President, or their respective designees. Notwithstanding the foregoing, in the event of a dispute arising under Section 2.4(c), “Executive” means, in the case of Sangamo, its Chief Scientific Officer and, in the case of Genentech, its Vice President of Process Development.

1.21 “Existing [***] Evidence” means, with respect to given Existing ZFN Reagents, a data package and summary for such Existing ZFN Reagents (that Sangamo has the right to provide to Genentech), including evidence that the Requested Gene/Designated Gene has been Functionally [***] in a CHO cell line as specified in the Genentech Request Notice for such Requested Gene.

1.22 “Existing Third Party Licenses” means the Caltech Agreement, the JHU Agreement, the MIT Agreement, the Scripps Agreement, the Sigma Agreement and the Utah Agreement.

1.23 “Existing ZFN Reagents” is defined in Section 2.1(b)(ii).

1.24 “Existing ZFN Reagents Know-How” means, with respect to given Existing ZFN Reagents, at the time Sangamo offers to provide such Existing ZFN Reagents to Genentech, any then-existing tangible manifestations of Sangamo Know-How, to the extent reasonably accessible to Sangamo personnel and reasonably ascertainable as relevant to such Existing ZFN Reagents, but in all cases including (i.e., whether or not then-existing as tangible manifestations, reasonably accessible, etc.) the following “required” information: (a) written protocols for the methods and assays used to generate all of the Existing [***] Evidence and (b) written protocols for the use of such Existing ZFN Reagents to generate ZFN Modified Cell Lines.

1.25 “Expression Plasmid” means an appropriate expression plasmid in the form of [***] of purified plasmid DNA for each ZFN Reagent in TE buffer.

1.26 “First Agreement” means the Research and License Agreement between Genentech and Sangamo, dated April 27, 2007, including any amendments thereafter.

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1.27 “First Commercial Sale” means the first bona fide commercial sale of a product in a country following Marketing Approval for such product in such country by or under authority of Genentech or its sublicensees.

1.28 “FTE” means the equivalent of the work of one Sangamo employee full-time for a twelve (12) month period (consisting of at least a total of [***] hours) of work directly related to activities under the Research Plan or training requested by Genentech (e.g., under Section 2.6(c) or Section 2.1(e)(i)), including experimental laboratory work, recording and writing up results, reviewing literature and references and participating in scientific discussions with the Genentech Liaison. For any payment under this Agreement made on the basis of an FTE, no additional payment shall be made with respect to any individual who works more than [***] hours in any twelve (12) month period, and any person who devotes less than [***] hours in any twelve (12) month period shall be treated as an FTE on a pro-rata basis based upon the actual number of hours worked divided by [***].

1.29 “FTE Rate” means a fully-loaded rate of [***] per FTE per year, and incorporates all Sangamo internal and external costs for performing its obligations under the Research Plan and any other activities for which the FTE Rate applies.

1.30 “Functional [***]” (and grammatical variations thereof) means the targeted [***] of DNA sequences in [***] of a given Requested Gene/Designated Gene, where such [***]

1.31 “[***] Gene” is defined in Section 2.1(e)(i).

1.32 “Genentech CHO Cell Line” means a CHO cell line provided to Sangamo in the Genentech Deliverables or used by Genentech to perform its obligations under this Agreement including, without limitation, under Section 3.5(a), Section 3.5(b) or a Research Plan. References to “the” or “a” Genentech CHO Cell Line (or other similar references) shall refer to each Genentech CHO Cell Line (individually) or all Genentech CHO Cell Lines (collectively), as determined by the context.

1.33 “Genentech CHO DNA Extract” means the extract of purified genomic DNA from the Genentech CHO Cell Line.

1.34 “Genentech Deliverables” means those materials, information, reports and other items that Genentech provides to Sangamo under this Agreement including, without limitation, those identified under the heading “Genentech Deliverables” in the various Research Stages of the Research Plan.

1.35 “Genentech License” is defined in Section 5.1(a).

1.36 “Genentech Materials” means tangible materials included in the Genentech Deliverables including, without limitation, the Genentech CHO Cell Line and the Genentech CHO DNA Extract. Genentech Materials also include tangible biological materials derived physically from Genentech Materials including, without limitation, ZFN Modified Cell Lines derived from the Genentech CHO Cell Line or from another Genentech proprietary cell line.

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1.37 “Genentech Request Notice” is defined in Section 2.1(b).

1.38 “Genentech Response Notice” is defined in Section 2.1(c).

1.39 “Identified Patents” means those patents and patent applications identified on Exhibit C (including those owned and those in-licensed by Sangamo).

1.40 “Improved ZFN Reagent” means a ZFN Reagent that incorporates or is made using an Improvement.

1.41 “Improvement” means any improvement made by (including on behalf of) Sangamo or [***] during the term of the Agreement (whether or not such improvement is patentable) to ZFNs and associated reagents (including, without limitation, expression plasmids and Donor Sequences) and/or Sangamo Know-How (including methodologies/protocols for creating ZFN Modified Cell Lines), where such improvement would improve by [***] the (a) efficiency of creating ZFN Modified Cell Lines; (b) time taken to create ZFN Modified Cell Lines; and/or (c) activity of any ZFN Reagent. For purposes of this definition, “efficiency” refers to: (i) transfer efficiency, in terms of percent of cells that uptake ZFN Reagents by transfection or comparable procedure; or (ii) frequency of targeted [***] in a Designated Gene within a population of cells, after delivery of ZFN Reagent(s) to such population. For purposes of this definition, “time taken” refers to the time taken from delivery of a ZFN Reagent(s) to a cell line to the identification of a clone in which a Designated Gene has been Functionally [***]. For purposes of this definition, “activity” refers to: (i) DNA binding activity or strength of the DNA binding domain of a ZFN; (ii) DNA cleavage activity of the nuclease domain of a ZFN Reagent; (iii) in vivo activity in terms of percent of cells in which a Designated Gene has been Functionally [***], after delivery of ZFN Reagent(s) to such cells; or (iv) frequency of homologous recombination with Donor Sequences.

1.42 “Invention” is defined in Section 4.1.

1.43 “JHU Agreement” means the Third Party License between Sangamo and Johns Hopkins University, dated June 29, 1995, as amended as of the Effective Date, and prior to any amendments after the Effective Date.

1.44 “Joint Patents” is defined in Section 4.3(b).

1.45 “Know-How” means information or materials including, without limitation, sequence information, data, assays, protocols, methods, processes, techniques, models, designs, libraries and trade secrets.

1.46 “Liaison” is defined in Section 2.2. References in the Agreement to the Liaison(s) shall refer to the Liaison(s) for the applicable Requested Gene/Designated Gene, as determined by the context.

1.47 “Licensed Product” means a product that contains a protein expressed by a Modified Cell Line.

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1.48 “Marketing Approval” means all approvals, licenses, registrations or authorizations of any federal, state or local regulatory agency, department, bureau or other governmental entity, necessary for the manufacturing, use, storage, import, transport and sale of a product in a regulatory jurisdiction. For countries where governmental approval is required for pricing or reimbursement for such product to be reimbursed by national health insurance, “Marketing Approval” shall not be deemed to occur until such pricing or reimbursement approval is obtained.

1.49 “Maximum Number of Genes” is defined in Section 2.1(a).

1.50 “Milestone Event” means a milestone event identified in the table in Section 3.6(b).

1.51 “Milestone Payment” means a milestone payment identified in the table in Section 3.6(b), subject to the other provisions in Section 3.6.

1.52 “MIT Agreement” means the Third Party License between Sangamo and the Massachusetts Institute of Technology, dated May 9, 1996, as amended as of the Effective Date, and prior to any amendments after the Effective Date.

1.53 “Modified Cell Line” means a ZFN Modified Cell Line or an Other Modified Cell Line.

1.54 “Modified Genentech CHO Cell Line” means a ZFN Modified Cell Line derived from the Genentech CHO Cell Line.

1.55 “Notice of Completed Research Plan” is defined in Section 3.4(a).

1.56 “Other Modified Cell Line” means a cell line that contains one or more targeted [***] in the genomic DNA (when compared with the parental cell line from which it was derived) of at least one (1) Designated Gene, where no [***] in the genomic DNA of such cell line are the result of using ZFN Reagents.

1.57 “Patents” means all United States and foreign patents and patent applications and any patents issuing therefrom, and any reissues, extensions, registrations, continuations, divisions, continuations-in-part, reexaminations, substitutions or renewals thereof, and supplementary protection certificates based thereon.

1.58 “Phase I Clinical Trial” means a human clinical trial, the principal purpose of which is preliminary determination of safety in healthy individuals or patients as described in 21 C.F.R. §312.21, or a similar clinical study in a country other than the United States.

1.59 “Phase III Clinical Trial” means a human clinical trial that is prospectively designed to demonstrate statistically whether a product is safe and effective for use in humans in a manner sufficient to obtain regulatory approval to market such product in patients having the disease or condition being studied as described in 21 C.F.R. §312.21, or a similar clinical study in a country other than the United States.

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1.60 “Requested Gene” is defined in Section 2.1(b).

1.61 “Requested Gene Sequence” means the partial or full cDNA coding sequence from a CHO cell line for a given Requested Gene.

1.62 “Request for Existing ZFN Reagents” is defined in Section 2.1(c)(i).

1.63 “Required Information” means all of the information specified under the heading “Required Information” or in “Notes” identifying “Required Information,” in each case, in the Research Plan Template.

1.64 “Research” means the research activities set forth in the Research Plan.

1.65 “Research Milestone Payment” means a research milestone payment under Section 3.4(a) or Section 3.4(b).

1.66 “Research Period” means the period(s) during which research activities under any Research Plan are ongoing.

1.67 “Research Plan” means a Draft Research Plan that is executed by both Parties, as provided under Section 2.1(d), and which shall thereafter be automatically incorporated in this Agreement by reference. The specific Research Plan for a given Designated Gene shall be determined in accordance with Section 2.1(d). References to “the” or “a” Research Plan (or other similar references) shall refer to each Research Plan (individually) or all Research Plans (collectively), as determined by the context.

1.68 “Research Plan Template” means the template for a research plan, as outlined in Exhibit A.

1.69 “Research Results” means all (a) data (including, without limitation, the underlying data, summarized data and reports); and (b) Know-How related specifically to the Genentech Materials, in each case, generated in the course of and/or drawn from the Research by either Party.

1.70 “Research Stage” means a particular stage of the Research, as identified in the Research Plan.

1.71 “Sangamo Deliverables” means those materials, information, reports and other items that Sangamo provides to Genentech under this Agreement including, without limitation, those identified under the heading of “Sangamo Deliverables” in the various Research Stages of the Research Plan.

1.72 “Sangamo IP Rights” means Sangamo’s intellectual property rights in the Sangamo Know-How and the Sangamo Patents.

1.73 “Sangamo Know-How” means Know-How that is Controlled by Sangamo, existing as of the Effective Date or thereafter, to the extent necessary or reasonably useful to make or use (including for validation purposes) ZFN Reagents and/or ZFN Modified Cell Lines.

1.74 “Sangamo Patents” means Patents that are Controlled by Sangamo, existing as of the Effective Date or thereafter, having one or more claims that encompass (a) ZFN Reagents and/or ZFN Modified Cell Lines; and/or (b) the making and/or use of ZFN Reagents and/or ZFN Modified Cell Lines. Sangamo Patents include, without limitation, the Identified Patents.

1.75 “Sangamo Response Notice” is defined in Section 2.1(b).

1.76 “Scripps Agreement” means the Third Party License between Sangamo and the Scripps Research Institute, dated March 14, 2000, prior to any amendments after the Effective Date.

1.77 “Selection Period” means the [***] year period commencing on the Effective Date.

1.78 “Select Sangamo Licensors” means the Massachusetts Institute of Technology and its trustees, directors, officers, employees and affiliates; Johns Hopkins University and its trustees, officers, employees, students and affiliates; and Sigma and its directors, officers and employees.

1.79 “Sigma” means Sigma-Aldrich Co.

1.80 “Sigma Agreement” means, collectively, (a) the Research and License Agreement between Sangamo and Sigma, dated July 10, 2007, as amended as of the Effective Date, and prior to any amendments after the Effective Date and (b) the letter agreement between Sangamo and Sigma regarding “License Agreement—Genentech Custom Project,” dated February 25, 2008.

1.81 “Sublicense Agreement” is defined in Section 5.1(c).

1.82 “Substituted Designated Gene” is defined in Section 8.3.

1.83 “Success Milestone Payment” is defined in Section 3.5(c).

1.84 “Success Notice 1” is defined in Section 3.5(a).

1.85 “Success Notice 2” is defined in Section 3.5(b).

1.86 “Technology Access Fee” is defined in Section 3.3.

1.87 “Third Party” means any entity other than Sangamo or Genentech.

1.88 “Third Party License” is defined in Section 5.4(a).

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1.89 “Up-Front Fee” is defined in Section 3.2.

1.90 “Utah Agreement” means the Third Party License between Sangamo and the University of Utah Research Foundation, dated September 8, 2004, as amended as of the Effective Date, and prior to any amendments after the Effective Date.

1.91 “Valid Claim” means a claim of an issued and unexpired patent that (a) is within the Sangamo Patents, excluding any patents that are jointly owned by the Parties; and (b) has not been found to be unpatentable, invalid or unenforceable by a decision of a court or other authority in the country of the patent, from which decision no appeal is taken or can be taken.

1.92 “ZFN” means a (a) zinc-finger nuclease protein or (b) nucleic acid coding sequence that encodes such a nuclease.

1.93 “ZFN Modified Cell Line” means a cell line that contains one or more targeted [***] in the genomic DNA (when compared with the parental cell line from which it was derived) of at least one (1) Designated Gene, where at least one (1) of such [***] in such Designated Genes is the result of using ZFN Reagents.

1.94 “ZFN Reagent” means, with respect to a given Designated Gene, (a) a ZFN that specifically targets such Designated Gene; and/or (b) any Donor Sequence for such Designated Gene, in each case, where such ZFN and/or Donor Sequence is one that is provided (at any point in time) by Sangamo to Genentech under this Agreement. ZFN Reagents also include Improved ZFN Reagents and copies of ZFN Reagents, whether made by Sangamo, Genentech or a Third Party.

Article 2. Selection of Designated Genes and Research Program

2.1 Selection of Designated Genes.

(a) Maximum Number of Genes. At any given time, the sum of (i) the number of Requested Genes that are the subject of a pending Genentech Request Notice and (ii) the number of Designated Genes within the scope of the Genentech License (i.e., not counting any Designated Genes that were excluded from the scope of the Genentech License under Section 8.3) shall not exceed [***] genes (“Maximum Number of Genes”).

(b) Requests for Designated Genes. During the Selection Period, Genentech may send a written notice to the attention of Sangamo’s Vice President of Business Development requesting that a particular gene (“Requested Gene”) be included as a Designated Gene under this Agreement (“Genentech Request Notice”). Each Genentech Request Notice shall include: (1) the name of the Requested Gene and, optionally, the Requested Gene Sequence or the partial or full cDNA coding sequence of a vertebrate homologue of such Requested Gene; (2) a description of the specific Functional [***] desired (e.g., a [***] of the protein encoded by such Requested Gene); and (3) the name and contact information for the Genentech Liaison for such Requested Gene. Within [***] business days of Sangamo’s receipt of a Genentech Request Notice for a given Requested Gene, Sangamo shall send a notice to the Genentech Liaison,

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which shall include: (1) the name and contact information for the Sangamo Liaison for such Requested Gene (unless Sangamo is precluded from including such Requested Gene as a Designated Gene) and (2) an indication of one of the following responses with respect to such Requested Gene (“Sangamo Response Notice”):

(i) Sangamo has an agreement with a Third Party that precludes Sangamo from including such Requested Gene as a Designated Gene;

(ii) Sangamo has existing ZFN reagents (i.e., ZFNs and, possibly, donor sequences) for such Requested Gene that it has the right to provide to Genentech, and Sangamo offers to provide such ZFN reagents to Genentech (such ZFN reagents that Sangamo offers to provide, “Existing ZFN Reagents”), in which case Sangamo shall provide, with the Sangamo Response Notice, the following associated information for such Requested Gene: (A) the Existing [***] Evidence; (B) the Requested Gene Sequence; and (C) a description of any required Existing ZFN Reagents Know-How that Sangamo does not have the right to provide to Genentech (“Excluded ZFN Reagents Know-How”); or

(iii) Sangamo offers to create ZFN Reagents for such Requested Gene, in which case Sangamo shall provide, with the Sangamo Response Notice, a Draft Research Plan for such Requested Gene, in accordance with Section 2.1(d).

(c) Sangamo Offers to Provide Existing ZFN Reagents. In the event the Sangamo Response Notice for a given Requested Gene indicates the response under Section 2.1(b)(ii), within thirty (30) days of Genentech’s receipt of such Sangamo Response Notice and all of the associated information, Genentech shall send a written notice to the Sangamo Liaison that indicates one of the following responses with respect to such Requested Gene (“Genentech Response Notice”):

(i) Genentech requests that Sangamo provide the Existing ZFN Reagents for such Requested Gene (“Request for Existing ZFN Reagents”);

(ii) Genentech requests that Sangamo provide a Draft Research Plan for such Requested Gene (and the Genentech Response Notice shall include an explanation of the desired scope of such Draft Research Plan including, without limitation, whether Sangamo is to use the Existing ZFN Reagents to create one or more stable Modified Genentech CHO Cell Lines or must create new ZFN reagents for such Requested Gene), in which case Sangamo shall provide, within [***] business days of Sangamo’s receipt of Genentech’s Response Notice, such Draft Research Plan, in accordance with Section 2.1(d); or

(iii) Genentech does not want to pursue such Requested Gene as a Designated Gene.

(d) Content, Finalization and Approval of a Draft Research Plan. In those cases when Sangamo provides a Draft Research Plan for a Requested Gene (i.e., under Section 2.1(b)(iii) and Section 2.1(c)(ii)), the provisions of this Section 2.1(d) shall apply. It is understood that such Draft Research Plan will be only preliminary in nature and therefore may not fully conform to the Research Plan Template and may not include all Required Information even to the extent ultimately applicable. Notwithstanding the foregoing, Sangamo shall use

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Commercially Diligent Efforts to ensure that such Draft Research Plan is as complete and accurate as reasonably practicable under the circumstances. Such Draft Research Plan will be finalized (if at all) in accordance with this Section 2.1(d). After Genentech’s receipt of a Draft Research Plan, the Parties’ Liaisons shall promptly discuss and finalize such Draft Research Plan, ensuring that it (i) conforms to the Research Plan Template; (ii) includes all Required Information to the extent applicable for the activities to be performed thereunder; and (iii) includes provisions related to Delegated Obligations (if any) in accordance with Section 14.2(d). As a part of finalizing such Draft Research Plan, if Genentech has not previously done so, it will provide the Requested Gene Sequence for such Requested Gene (unless otherwise agreed by the Parties). If Genentech and Sangamo each approves such Draft Research Plan (which each may approve or not, at its sole discretion), the final version shall be executed by authorized representatives of both Parties (“Approval of the Research Plan”); after such execution, the provisions of Section 2.1(e)(ii) shall apply and such Draft Research Plan shall be the Research Plan for such Requested Gene/Designated Gene.

(e) Inclusion of Requested Genes as Designated Genes. A particular Requested Gene shall be included as a Designated Gene in accordance with this Section 2.1(e).

(i) Request for Existing ZFN Reagents. Upon Sangamo’s receipt of a Request for Existing ZFN Reagents for a given Requested Gene, the provisions of this Section 2.1(e)(i) shall apply. Such Requested Gene shall automatically be included as a Designated Gene, and with respect to such Designated Gene (except with respect to the [***] Gene) (A) its Designated Gene Sequence shall be the Requested Gene Sequence provided with the related Sangamo Response Notice and (B) its Functional [***] shall be the one specified in the related Genentech Request Notice. Within [***] business days after Sangamo’s receipt of such Request for Existing ZFN Reagents, Sangamo shall transfer to Genentech the Existing ZFN Reagents (inserted into an Expression Plasmid) and the Existing ZFN Reagents Know-How (other than any Excluded ZFN Reagents Know-How described in the related Sangamo Response Notice) for such Designated Gene. Notwithstanding the foregoing, Genentech acknowledges and agrees that delivery of given Existing ZFN Reagents may require more than [***] business days if such Existing ZFN Reagents must be subcloned into an Expression Plasmid or if other manipulations of such Existing ZFN Reagents are necessary prior to delivery to Genentech; provided, however, Sangamo agrees that in no event shall such delivery require more than [***] days. If requested by Genentech, Sangamo shall also provide sufficient training, at the FTE Rate, (at Sangamo’s research site in Richmond, CA or at Genentech’s research site in South San Francisco, CA, as requested by Genentech) to one or more Genentech researchers (at the same time) to facilitate the successful generation of a Modified Genentech CHO Cell Line by Genentech in which such Designated Gene is Functionally [***]. The Parties hereby agree that (A) the [***] gene is deemed to be a Requested Gene; (B) Sangamo is deemed to have received a Request for Existing ZFN Reagents for the [***] gene on the Effective Date (and, therefore, the [***] gene is automatically included as a Designated Gene as of the Effective Date); (C) its Designated Gene Sequence shall be the gene sequence specified in Exhibit B; and (D) its Functional [***] shall be the one specified in Exhibit B (the [***] gene, as defined in the foregoing, shall be referred to as the “[***] Gene”).

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(ii) Approval of a Research Plan. Upon the Approval of the Research Plan for a given Requested Gene, (A) such Requested Gene shall automatically be included as a Designated Gene; (B) its Designated Gene Sequence shall be the one specified in such Research Plan; and (C) its Functional [***] shall be the one specified in such Research Plan.

2.2 Liaisons. Each Party shall designate an individual to act as the primary contact for such Party for matters related to a given Requested Gene/Designated Gene (referred to in this Agreement as such Party’s “Liaison” (for such Requested Gene/Designated Gene), unless another contact is expressly provided herein. The designation of a Liaison for a given Requested Gene shall be made by Genentech and Sangamo in the applicable Genentech Request Notice and Sangamo Response Notice, respectively. A particular individual may be (but need not be) the Liaison for more than one Requested Gene/Designated Gene. Each Party may change its Liaison for a given Requested Gene/Designated Gene at any time upon written notice (including by email) to the other Party’s Liaison. Until the completion of the activities in the Research Plan (if any), the Liaisons shall schedule teleconferences or meetings at least every four (4) weeks or as otherwise agreed. In addition, upon Genentech’s reasonable request, the Parties shall discuss (by telephone or as otherwise agreed) the results of activities under the Research Plan thus far obtained. Notwithstanding the addresses set forth in the notice provisions in Article 13, any notices sent under Section 2.4, Section 2.6 or the Research Plan shall be sent to the attention of the notice recipient’s Liaison for the applicable Requested Gene/Designated Gene.

2.3 Diligence; Decision Making; Research Plan. Each Party shall perform its respective obligations under the Research Plan using Commercially Diligent Efforts. Sangamo’s Liaison shall have final decision making authority with respect to [***]; Genentech’s Liaison shall have final decision making authority with respect to [***] No change in the Research Plan or funding shall be permitted without the prior written agreement of the Parties. In the event of any conflict or inconsistency between the main body of the Agreement and the Research Plan, the terms and conditions of the main body shall prevail. Notwithstanding the foregoing, the Parties may, in a particular Research Plan, agree to modify the terms and conditions of the Agreement (solely with respect to such Research Plan) by setting forth such modifications in such Research Plan and expressly referencing the terms and conditions in the main body of the Agreement being modified.

2.4 [***] Evidence. If [***] Evidence is generated under the Research Plan for a given Designated Gene, Genentech shall review the [***] Evidence for such Designated Gene in accordance with the Research Plan, and the provisions of this Section 2.4 shall apply.

(a) Review and Notice. Within three (3) weeks after receipt of such [***] Evidence (for purposes of this Section 2.4, the “Review Period”), Genentech shall notify Sangamo as to whether or not Genentech Accepts such [***] Evidence. If Genentech does not notify Sangamo as to whether or not it Accepts such [***] Evidence by the end of such Review Period, Sangamo shall send a reminder notice to Genentech that a response is due, and the initial Review Period shall be automatically extended until the date that is one (1) week from the date Sangamo’s reminder notice is received by Genentech. If Genentech does not notify Sangamo as to whether or not it Accepts such [***] Evidence by the end of such extended Review Period, Genentech shall be deemed to Accept such [***] Evidence.

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(b) Rejection of [***] Evidence. If Genentech notifies Sangamo under Section 2.4(a) that Genentech does not Accept such [***] Evidence, Genentech’s notice shall specifically identify the reason(s) for the rejection. If such rejection is because Sangamo did not provide all of the required [***] Evidence, and Sangamo does not dispute such rejection, Sangamo shall provide the missing [***] Evidence and the initial Review Period (and review procedures under Section 2.4(a)) shall begin again upon Genentech’s receipt of such additional [***] Evidence. After Sangamo provides all of the required [***] Evidence (including if so deemed under Section 2.4(c)), if Genentech still rejects such [***] Evidence (i.e., such rejection is for another reason), Genentech shall, at its sole discretion, within sixty (60) days of such rejection, either (i) discuss with Sangamo changing the Research Plan (to continue the Research), in accordance with Section 2.3; or (ii) terminate the Research Plan under Section 8.3 or Section 8.4.

(c) Disputed Rejection of [***] Evidence. In the event that Sangamo disputes Genentech’s rejection of given [***] Evidence (because Genentech claims Sangamo did not provide all of the required [***] Evidence), the Parties shall attempt to resolve such dispute through amicable discussions between the Parties’ respective Liaisons. In the event that the Liaisons are unable to resolve such dispute within [***] weeks after Genentech’s notice of rejection, [***]

2.5 Non-Exclusive Relationship.

(a) ZFN Reagents and ZFN Modified Cell Lines. Excluding Modified Genentech CHO Cell Lines, and subject to this Section 2.5 and other provisions of this Agreement, Sangamo retains the right to (i) make and use ZFN Reagents and ZFN Modified Cell Lines for itself and others; (ii) sell or otherwise transfer ZFN Reagents and ZFN Modified Cell Lines to Third Parties; and (iii) grant licenses to Third Parties with respect to ZFN Reagents and ZFN Modified Cell Lines.

(b) Limitations on Providing ZFN Reagents to Third Parties. The provisions of this Section 2.5(b) shall apply to any ZFN Reagents created under the Research Plan (i.e., ZFN Reagents other than Improved ZFN Reagents and Existing ZFN Reagents). Sangamo shall not market or otherwise approach any Third Party regarding the existence of such ZFN Reagents. In the event that Sangamo, without breaching the preceding obligation, does provide such ZFN Reagents to a Third Party, Sangamo shall not provide such ZFN Reagents for a given Designated Gene to such Third Party [***]. In the event that Genentech terminates the Genentech License under Section 8.3 with respect to a given Designated Gene, this Section 2.5(b) shall place no restriction on Sangamo’s or Sigma’s ability to provide ZFN Reagents (including ZFN Reagents created under the Research Plan) for such Designated Gene to Third Parties. Sangamo shall ensure that Sigma is contractually obligated to comply with the provisions of this Section 2.5(b) as if Sigma were Sangamo.

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2.6 Improvements.

(a) Notices; Payments to Third Parties. During the Selection Period and the Research Period (if it continues after the Selection Period), Sangamo shall notify Genentech of any Improvements at least on a [***] basis; otherwise, such notice shall be at least on a [***] basis. Such notice for a given Improvement shall (i) identify the [***] and (ii) include, if applicable, the same notice that Sangamo would provide under Section 2.6(d). Thereafter, Genentech may request that Sangamo provide Improvements to Genentech by notifying Sangamo of the particular Improvement(s) being requested. [***] Nothing in this Section 2.6 shall be interpreted as obligating Sangamo to take any action that would constitute a breach of any agreement with any Third Party.

(b) Provision of Improvements. If Sangamo makes an Improvement to a ZFN Reagent for a Designated Gene, Sangamo shall provide the applicable Improved ZFN Reagent (inserted into an [***]) to Genentech. If Sangamo makes an Improvement that is not to a ZFN Reagent for a Designated Gene, [***] If Sangamo makes an Improvement to methodologies/protocols for using ZFN Reagents, Sangamo shall provide such methodologies/protocols to Genentech. Sangamo shall also provide to Genentech any and all Sangamo Know-How that is necessary to enable Genentech to use Improved ZFN Reagents to create ZFN Modified Cell Lines. Other than the [***] agreed to by Genentech under Section 2.6(a), any Improved ZFN Reagents, materials or Sangamo Know-How provided to Genentech under this Section 2.6(b) shall be [***] to Genentech and shall be provided promptly after Genentech’s request for a particular Improvement under Section 2.6(a).

(c) Training. If requested by Genentech, for each Improvement, Sangamo shall provide to Genentech researcher(s) (at Sangamo’s research site in Richmond, CA) up to [***] of training in the making and use of Improved ZFN Reagents at the FTE Rate.

(d) Notice of Third Party IP. Sangamo shall promptly notify Genentech if Sangamo learns of any Third Party intellectual property that, in Sangamo’s reasonable opinion, could potentially be infringed by the making or use of an Improvement or an Improved ZFN Reagent provided to Genentech under Section 2.6(b).

(e) Improvements Made by Sigma. [***]

2.7 FTEs; Costs. Except as otherwise expressly provided herein, or agreed to by the Parties in writing, each Party shall be responsible for any and all costs it incurs in performing its obligations under the Research Plan, or otherwise under this Agreement, including, without limitation, the costs of work performed by contractors on behalf of a Party (e.g., a Third Party contractor performing activities on behalf of Sangamo under the Research Plan).

Article 3. Fees and Milestone Payments

3.1 Payments Generally. Each payment due under this Article 3 (including, without limitation, Milestone Payments) shall be paid to Sangamo within [***] days of receipt of an invoice from Sangamo to be sent to Genentech following the achievement of the event triggering

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such payment. All invoices shall identify the event triggering the payment being invoiced and, unless otherwise requested by Genentech in writing, shall be sent to Genentech at the address in the preamble of this Agreement, to the attention of Group Controller, [***] All payments due under this Agreement shall be paid in U.S. dollars in immediately available funds by wire transfer to an account to be identified by the payee and shall be non-refundable and non-creditable against any other payment due Sangamo under this Agreement.

3.2 Up-Front Fees. Except as provided in Section 8.3 with respect to a Substituted Designated Gene, Genentech shall pay to Sangamo an up-front fee of [***] (“Up-Front Fee”) for each Designated Gene [***]

3.3 Technology Access Fees. The provisions of this Section 3.3 shall apply for each Designated Gene included within the scope of the Genentech License. Beginning on the anniversary of the Effective Date that is at least [***] months after the inclusion of such Designated Gene under Section 2.1(e), and on each anniversary of the Effective Date thereafter, Genentech shall pay to Sangamo an annual technology access fee of [***] (“Technology Access Fee”) for such Designated Gene; provided, however, the Technology Access Fee for such Designated Gene shall no longer be due after [***]. For clarity, Genentech shall not have any obligation to pay a Technology Access Fee for any Designated Gene for which the Genentech License was terminated under Section 8.3.

3.4 Research Milestone Payments.

(a) Completed Research Plans. For each Research Plan, if Genentech (i) Accepts the [***] Evidence for the Designated Gene(s) in such Research Plan (provided that this clause (i) only applies to the extent that Sangamo has an obligation to generate [***] Evidence under such Research Plan for a given Designated Gene) and (ii) receives all Sangamo Deliverables identified in such Research Plan, Genentech shall notify Sangamo (within [***] days of the achievement of all of such events) (“Notice of Completed Research Plan”) and pay to Sangamo a Research Milestone Payment equal to [***]. Notwithstanding the payment provisions of Section 3.1, if the ZFN Reagents received by Genentech under such Research Plan are defective, such payment shall not be due until [***] days after Genentech’s receipt of replacement ZFN Reagents that are not defective.

(b) Terminated Research Plans. In the event that Genentech terminates the Research Plan under Section 8.3 or Section 8.4, Genentech shall pay to Sangamo a Research Milestone Payment equal to [***].

(c) Budget Limitations. In no event shall Genentech be obligated to make any payment under this Section 3.4 for FTEs that exceed the budgeted number of FTEs in the Research Plan for a given Designated Gene.

(d) Documentation and Audits. Sangamo shall keep full, true and accurate books of account containing all particulars that may be necessary for the purpose of tracking the actual number of FTEs that performed activities funded by Genentech under this Agreement (including, without limitation, the employee names and number of hours worked and which Designated Gene is the subject of particular activities), and such books of account shall be made available to Genentech, upon request.

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3.5 Success Milestone Payment.

(a) Genentech’s Obligations if Request for Existing ZFN Reagents or Terminated Research Plan. The provisions of this Section 3.5(a) shall apply in each of the following events: (i) Sangamo receives a Request for Existing ZFN Reagents for a given Designated Gene under Section 2.1(c)(i); or (ii) Genentech terminates the Research Plan for a given Designated Gene under Section 8.4 and, under the provisions of Section 8.4, the provisions of this Section 3.5(a) apply. After Sangamo transfers to Genentech (under Section 2.1(e)(i) or Section 8.4, as applicable) the ZFN Reagents and Sangamo Know-How, and provides any requested training described in Section 2.1(e)(i), using Commercially Diligent Efforts, Genentech shall [***]. Genentech shall notify Sangamo within [***] days of successfully achieving the foregoing results (“Success Notice 1”).

(b) Genentech’s Obligations if Completed Research Plan. After Genentech sends a Notice of Completed Research Plan for a given Designated Gene under Section 3.4(a), using Commercially Diligent Efforts, Genentech shall attempt to either [***]. Genentech shall notify Sangamo within [***] days of successfully achieving the applicable foregoing results (“Success Notice 2”).

(c) Payments. For each Designated Gene, Genentech shall pay to Sangamo a success milestone payment of [***] (“Success Milestone Payment”) in either (but not both) of the following events: (i) Sangamo receives a Success Notice 1 for such Designated Gene; or (ii) Sangamo receives a Success Notice 2 for such Designated Gene. If Genentech, despite using Commercially Diligent Efforts, is not successful in achieving the results required for a Success Notice 1 or Success Notice 2 for a given Designated Gene, no Success Milestone Payment shall be due for such Designated Gene.

3.6 Development and Commercial Milestone Payments.

(a) Payments Generally. Upon the first achievement of each Milestone Event with respect to a given Licensed Product by or on behalf of Genentech (or a Collaboration Partner), Genentech shall notify Sangamo (within [***] days of when Genentech becomes aware of the achievement of such event) and pay (or cause to be paid) to Sangamo the corresponding Milestone Payment, subject to the other provisions of this Section 3.6. For purposes of this Agreement, a given Licensed Product shall be treated as different from another Licensed Product if the marketing of each of such Licensed Products in the United States would require separate BLA submissions. Notwithstanding the foregoing, if Genentech pays [***]

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(b) Milestone Events and Milestone Payments.

Milestone Event	Milestone Payment

(#1) [***]	[***]

(#2) [***]	[***]

(#3) [***]	[***]

(#4) [***]	[***]

(#5) [***]	[***]

(#6) [***]	[***]

In the event [***] proteins contained in a given Licensed Product were expressed by a Modified Cell Line that contains [***] targeted [***] in the genomic DNA of [***] Designated Gene, the Milestone Payments due for such Licensed Product shall be [***] of the amounts set forth in the above table.

(c) Term of Milestone Payment Obligation. Genentech’s obligation to make Milestone Payments for a given Licensed Product under this Section 3.6 shall be in accordance with the following:

(i) [***] or

(ii) [***]

(d) Retroactive Payments. [***]

(e) Single Milestone Payment Under this Agreement. In no event shall a particular Milestone Payment under this Agreement be due to Sangamo more than once with respect to a given Licensed Product, even if such Licensed Product contains more than one (1) protein expressed by a Modified Cell Line or is Covered by more than one Valid Claim.

(f) Multiple Milestone Payments Under this Agreement and First Agreement. In the event that a given Licensed Product under this Agreement [***]

3.7 Taxes. Each Party shall comply with applicable laws and regulations regarding filing and reporting for income tax purposes. Neither Party shall treat their relationship under this Agreement as a pass through entity for tax purposes. All payments made under this Agreement shall be free and clear of any and all taxes, duties, levies, fees or other charges, except for withholding taxes. Each Party shall be entitled to deduct from its payments to the other Party under this Agreement the amount of any withholding taxes required to be withheld, to the extent paid to the appropriate governmental authority on behalf of the other Party (and not refunded or reimbursed). Each Party shall deliver to the other Party, upon request, proof of payment of all such withholding taxes. Each Party shall provide reasonable assistance to the other Party in seeking any benefits available to such Party with respect to government tax withholdings by any relevant law, regulation or double tax treaty.

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3.8 Third Party Beneficiary. Sangamo and Genentech agree that Sigma is an express third party beneficiary of (with the right to enforce) the provisions of Sections 3.2, 3.3, 3.4 and 3.5.

Article 4. Intellectual Property

4.1 Disclosure of Inventions. “Invention” means any invention or discovery (including any Know-How), whether or not patentable, that is discovered, conceived or reduced to practice in the course of performing activities under the Research Plan. Sangamo shall promptly disclose to Genentech Inventions that are discovered, conceived or reduced to practice by or on behalf of Sangamo (whether solely or jointly with another party).

4.2 Ownership of Inventions; Cooperation. Except as otherwise expressly provided in this Agreement, ownership of Inventions will follow inventorship, as determined by the respective patent counsel of the Parties in accordance with United States patent law. Each Party shall reasonably cooperate with and assist the other Party, at such other Party’s request, in connection with the filing and prosecution of patent applications for Inventions owned by such other Party including, without limitation, by making scientists and scientific records reasonably available to such other Party. The Parties agree to reasonably cooperate with each other to effectuate the ownership of patent applications and patents as set forth in this Agreement including, but not limited to, by executing and recording documents.

4.3 Obtaining Patents for Certain Subject Matter.

(a) Discussion; Certain Subject Matter by Sangamo. No later than [***] months after (i) Sangamo receives a Request for Existing ZFN Reagents, (ii) Genentech Accepts the [***] Evidence or (iii) Genentech receives ZFN Reagents under Section 8.4, as applicable, Sangamo and Genentech shall discuss [***] to obtain patent protection covering (A) the ZFN Reagents (other than Improved ZFN Reagents); (B) the use of such ZFN Reagents in CHO cell lines to create ZFN Modified Cell Lines; and (C) ZFN Modified Cell Lines, in each case, with respect to each Designated Gene, as applicable (for purposes of this Section 4.3 the foregoing subject matter, collectively, the “Subject Matter”). If Sangamo decides to attempt [***] Notwithstanding the foregoing, Genentech shall [***]

(b) Certain Subject Matter by Genentech. If Sangamo decides not to attempt to obtain patent protection covering the Subject Matter, the provisions of this Section 4.3(b) shall apply (except as otherwise provided in Section 4.4(a)). Except to the extent the Subject Matter pertains to Existing ZFN Reagents, Genentech may, at its sole discretion and expense, file and prosecute patent applications covering such Subject Matter, using outside counsel agreed to by the Parties and managed by Genentech. In the event Genentech decides to do so, Genentech shall (i) instruct such outside counsel to provide to Sangamo copies of (A) documents intended for submission to a patent office, in sufficient time for Sangamo to review and comment thereon and (B) documents filed with or received from a patent office, in a timely manner; and (ii) consult with Sangamo regarding such patent application(s) and consider any comments from Sangamo, taking into account Sangamo’s business and intellectual property objectives regarding ZFNs. Genentech shall have final decision making authority with respect to

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matters under this Section 4.3(b) including, without limitation, prosecution strategy and the possibility of filing patent application(s) for publication and then abandoning such patent application(s). Notwithstanding anything to the contrary (including, without limitation, Section 4.2), the Parties shall jointly own any patent applications filed pursuant to this Section 4.3(b) and any patents issued therefrom (collectively, “Joint Patents”).

4.4 Genentech Owned Inventions. Notwithstanding anything to the contrary (including, without limitation, Section 4.2 or Section 4.3), the provisions of this Section 4.4 shall apply.

(a) Specific Claims. Genentech may, at its sole discretion and expense, file and prosecute a patent application that specifically claims [***]. In the event Genentech decides to do so, Genentech shall consult with Sangamo regarding such patent application and consider any comments from Sangamo, taking into account Sangamo’s business and intellectual property objectives regarding ZFNs. Notwithstanding anything to the contrary (including, without limitation, Section 4.2), Genentech shall solely own any patent applications filed pursuant to this Section 4.4(a) and any patents issued therefrom.

(b) Genentech CHO Cell Line. If Sangamo files any patent application that claims an invention that is specifically related to the Genentech CHO Cell Line provided to Sangamo in the Genentech Deliverables or the Genentech CHO DNA Extract provided to Sangamo in the Genentech Deliverables (including sequence information derived therefrom), and such invention is not generally applicable to CHO cells or CHO DNA, Sangamo shall (i) cancel any claims to such invention in such patent application; (ii) file such claims in a subsequent divisional or continuation application; (iii) assign such subsequent application to Genentech; and (iv) transfer control of prosecution of such subsequent application to Genentech. If the Parties disagree, Genentech shall bear the burden of demonstrating that such invention is specifically related to the Genentech CHO Cell Line provided to Sangamo in the Genentech Deliverables or the Genentech CHO DNA Extract provided to Sangamo in the Genentech Deliverables and is not generally applicable to CHO cells or CHO DNA.

(c) Genentech Improvements. Genentech may, at its sole discretion and expense, file and prosecute patent applications covering inventions that are either (i) improvements to Modified Cell Lines (other than Improvements) that are (as between the Parties) solely invented by Genentech or (ii) Modified Cell Lines incorporating such improvements. Provided that such inventions are the only inventions covered thereby, Genentech shall solely own any patent applications filed pursuant to this Section 4.4(c) and any patents issued therefrom. Genentech’s rights to such improvements and to Modified Cell Lines incorporating such improvements shall be subject to any underlying rights Sangamo may have in Modified Cell Lines that do not incorporate such improvements.

4.5 Enforcement of Sangamo Patents. If either Party learns of any alleged infringement of any Sangamo Patents by a Third Party’s making of Licensed Products for commercial purposes, that Party shall promptly notify the other Party of such alleged infringement. Except as otherwise expressly provided in the Agreement, Sangamo shall retain the sole right, at its sole discretion, to enforce the Sangamo Patents against such alleged Third

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Party infringers. However, if Sangamo fails to abate any such alleged infringement of the Sangamo Patents involving modification of the genomic DNA of any of the Designated Genes in a manufacturing cell line within [***] after receipt of notice (by either Party) under this Section 4.5, Genentech shall be entitled to reduce the Milestone Payments by [***] of the payments that would otherwise be due until such time as Sangamo abates such infringement or until a final determination regarding such alleged infringement has been reached (i.e., a final non-appealable court action or settlement).

4.6 Enforcement of Joint Patents. If either Party learns of any alleged infringement of any Joint Patents by a Third Party, such Party shall promptly notify the other Party of such alleged infringement. Genentech shall have the first right, but not the obligation, to enforce the Joint Patents against such alleged Third Party infringers, in its own name and, unless otherwise agreed in writing by the Parties, at its sole expense. In the event that Genentech does not either bring suit against such alleged Third Party infringer(s) or abate any such alleged infringement of the Joint Patents within [***] days after receipt of notice (by either Party) under this Section 4.6, Sangamo shall have the right, but not the obligation, to enforce the Joint Patents against such alleged Third Party infringers, in its own name and, unless otherwise agreed in writing by the Parties, at its sole expense. For any action or proceeding brought by a Party under this Section 4.6 (for purposes of this Section 4.6, the “Initiating Party”), regardless of which Party brings such action or proceeding, the other Party (for purposes of this Section 4.6, the “Non-Initiating Party”) hereby agrees to cooperate reasonably in any such effort, all at the Initiating Party’s expense, and the Parties shall reasonably cooperate to address new facts or circumstances that come to light during the course of any such action or proceeding that may affect the need for one Party or the other to participate in such action. The Non-Initiating Party agrees to be joined as a party plaintiff, at the Initiating Party’s expense, in any such action if needed for the Initiating Party to bring or continue an infringement action hereunder. The Non-Initiating Party shall, at its own expense and with its own counsel, have the right to advise and provide comments with respect to any action brought by the Initiating Party under this Section 4.6. Neither Party may settle any action or proceeding brought under this Section 4.6 in a manner that, or take any other action in the course thereof that, to the knowledge of the Party taking the action, materially adversely affects the other Party’s interest in the Joint Patents, without first discussing the matter with such other Party; provided, however, in no event shall the Party taking the action admit to the invalidity or unenforceability of any Joint Patent or agree to a settlement that results in the invalidity, cancellation, revocation or unenforceability of any Joint Patent, without the written consent of such other Party, such consent not to be unreasonably withheld. Except as otherwise agreed to by the Parties as part of a cost-sharing arrangement, any recovery realized as a result of any litigation under this Section 4.6, after reimbursement of any litigation expenses incurred by the Parties, shall be retained by the Initiating Party.

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Article 5. Licenses

5.1 License to Genentech.

(a) Genentech License. Sangamo hereby grants to Genentech a non-exclusive, worldwide, sublicensable (in accordance with Section 5.1(b)) license, under the Sangamo IP Rights, (i) to make, use and import ZFN Reagents (and any associated expression plasmids provided by Sangamo to Genentech under this Agreement) solely for the purpose of altering the genomic DNA of any of the Designated Genes in a cell line to create ZFN Modified Cell Lines; (ii) to alter the genomic DNA of any of the Designated Genes in a cell line to create Modified Cell Lines; and (iii) to make, use and import Modified Cell Lines created under clauses (i) and (ii) solely for the purpose of making Licensed Products. The foregoing license is referred to in this Agreement as the “Genentech License.” Notwithstanding anything to the contrary in this Agreement, the Genentech License does not include a license to alter any genomic DNA other than the genomic DNA of a Designated Gene. The Genentech License is subject to the provisions of Section 5.4(a).

(b) Right to Grant Sublicenses. Subject to Section 5.1(d), Genentech has the right to grant sublicenses under the Genentech License to a Third Party(ies) if (i) such sublicense is related to particular Licensed Product(s) that were the subject of Genentech’s research and/or development or were in-licensed by Genentech (and not related to Licensed Products in general); and (ii) Genentech has previously granted or concurrently grants (i.e., together with the grant of such sublicense) to such Third Party a license, under intellectual property rights other than the Genentech License, related to such particular Licensed Product(s) or to product(s) that contain the same protein(s) as such particular Licensed Product(s). Subject to Section 5.1(d), any such sublicense may be further sublicensed by a sublicensee to multiple tiers of sublicensees, subject to the same requirement regarding a previously or concurrently granted license by such sublicensee. In addition, Genentech has the right to grant sublicenses under the Genentech License to a Third Party(ies) if Genentech receives the prior written consent of Sangamo, which shall not be unreasonably withheld. For purposes of clause (ii) in the first sentence of this Section 5.1(b), the assignment of given intellectual property rights to a Third Party shall be deemed to be the grant of a license under such intellectual property rights.

(c) Requirements for Sublicense Agreements. Each agreement granting a sublicense under the Genentech License (each such agreement, a “Sublicense Agreement”) shall require that the relevant sublicensee agrees in writing that the sublicense granted in such Sublicense Agreement is subject to those terms and conditions of the Third Party Licenses that are set forth in Exhibit E mutatis mutandis (e.g., as if applicable references to Genentech, “this Agreement” and the “Genentech License” were, respectively, references to such sublicensee, such Sublicense Agreement and such sublicense) with respect to each Third Party License sublicensed thereunder. Genentech shall provide to Sangamo copies of any Sublicense Agreements (which shall be deemed to be the Confidential Information of Genentech, whether or not so marked) promptly after execution thereof; provided, however, Genentech may redact such copies to delete any provisions that are not relevant to this Agreement or a Third Party License. Sangamo may disclose such copies of Sublicense Agreements (or summaries of their terms) to the applicable Third Party licensor, in accordance with Section 6.4.

(d) Caltech and Scripps IP. Sangamo hereby notifies Genentech that, pursuant to Section 2.3 of the Caltech Agreement and Section 2.7 of the Scripps Agreement, Genentech does not have the right to grant sublicenses under the intellectual property licensed to Sangamo pursuant to the Caltech Agreement and the Scripps Agreement, respectively. Upon Genentech’s written request, Sangamo shall promptly grant (not subject to any additional terms and conditions including, without limitation, any additional payments or other consideration) a non-exclusive license, under the intellectual property licensed to Sangamo pursuant the Caltech Agreement and/or the Scripps Agreement, to any Third Party to which Genentech is permitted under Section 5.1(b) of this Agreement to grant a sublicense. The scope of such license shall satisfy the requirement set forth in Section 5.1(b)(i) and shall in no event be greater than the scope of the Genentech License. Further, any such license granted by Sangamo to a given Third Party shall be effective as of the effective date of the sublicense under the Genentech License granted by Genentech to such Third Party in the applicable Sublicense Agreement and shall continue during the term of such sublicense.

(e) Exercise of License Rights by a Third Party. Third Parties may exercise the “make” and/or “use” license rights granted to Genentech (or a sublicensee) under the Genentech License on Genentech’s (or such sublicensee’s) behalf without the grant of a sublicense of such rights.

(f) Materials. Genentech shall not modify the ZFN Reagents in any way or create any derivatives or sequence variants thereof (other than for the purpose of creating Improved ZFN Reagents); provided, however, Genentech may transfer the ZFNs from ZFN Reagents into different expression plasmids. As between Genentech and Sangamo, Genentech shall own any ZFN Reagents and ZFN Modified Cell Lines made by Genentech, a sublicensee under the Genentech License or a Third Party on behalf of Genentech or such sublicensee; provided, however, such ownership is with respect to the tangible materials and does not imply ownership of intellectual property pertaining to or embodied in such tangible materials, which shall be in accordance with the other provisions of this Agreement.

(g) Fully Paid. Upon the expiration of Genentech’s obligation to make Milestone Payments for a given Licensed Product, the Genentech License (including any sublicenses granted thereunder) with respect to such Licensed Product shall be fully-paid and irrevocable.

(h) No Non-Permitted Use. Genentech hereby covenants that it shall not willfully, nor shall it expressly cause or permit any Third Party, to make, use, import, modify or reverse engineer ZFN Reagents and any associated expression plasmids for any purpose other than creating ZFN Modified Cell Lines.

5.2 License to Sangamo. Genentech hereby grants to Sangamo a non-exclusive, non-sublicensable license, under intellectual property rights Controlled by Genentech, solely for the purpose of performing Sangamo’s activities under the Research Plan.

5.3 No Implied Licenses. Except to the limited extent necessary for a Party to perform its obligations under this Agreement, or as otherwise expressly provided herein, this Agreement does not grant any right or license under any intellectual property rights of a Party, or otherwise, and no other right or license is to be inferred from any provision of this Agreement or by the conduct of the Parties.

5.4 Third Party Licenses.

(a) Performance Under Third Party Licenses. The Genentech License includes sublicenses under Sangamo IP Rights licensed (as of the Effective Date or thereafter) to

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Sangamo pursuant to agreements with Third Parties (each such agreement, a “Third Party License”). As a result, this Agreement and the Genentech License are subject to those terms and conditions of the Third Party Licenses that are set forth in Exhibit E. Except to the extent set forth in Exhibit E, Sangamo shall be responsible for performing all obligations under the Third Party Licenses including, without limitation, any payment obligations, even if such payment arises as a result of Genentech’s (or its sublicensees’) activities under this Agreement.

(b) Maintenance. With respect to each Third Party License, Sangamo shall not (i) commit any acts or omissions that reasonably could cause a breach of such Third Party License; (ii) amend or terminate such Third Party License; or (iii) exercise or waive any rights it may have under such Third Party License, in each of the foregoing cases, in any way that reasonably could adversely affect the Genentech License (including any sublicenses granted thereunder) or impose additional obligations on Genentech. In the event that Sangamo receives a notice of a breach of a Third Party License that reasonably could adversely affect the Genentech License, Genentech shall reasonably cooperate with Sangamo to cure such breach.

(c) Notices. With respect to each Third Party License, Sangamo shall notify Genentech within ten (10) business days after Sangamo first obtains knowledge or any information regarding any events or circumstances relating to such Third Party License that reasonably could adversely affect the Genentech License including, without limitation, (i) any notice of breach or termination, or any threat of breach or termination, of such Third Party License; and (ii) any communication regarding the scope of the rights granted in such Third Party License.

Article 6. Confidential Information

6.1 Obligations. Each Party agrees (a) to use the other Party’s Confidential Information solely for the purposes of, and in accordance with, this Agreement; and (b) except as otherwise expressly permitted in this Agreement (including as specified in a Research Plan (as provided under Section 14.2(d)) for the performance of Delegated Obligations by a Third Party), to not disclose the other Party’s Confidential Information to any Third Party without the other Party’s prior written consent. Sangamo hereby consents that Sangamo’s Confidential Information may be disclosed to Third Parties to which a sublicense (under the Genentech License) is granted under Section 5.1(b) or Third Parties that may exercise license rights (under the Genentech License) under Section 5.1(e). Genentech hereby consents that Genentech’s Confidential Information that is necessary for Sigma to comply with provisions of this Agreement (as if Sigma were Sangamo) and/or to comply with the Sigma Agreement (for the benefit of Genentech) may be disclosed to Sigma solely for the benefit of Genentech (such necessary Confidential Information including, without limitation, the identity of the Designated Genes). For clarity, the foregoing consent does not permit Sangamo to disclose to Sigma any of Genentech’s Confidential Information that relates specifically to the development or commercialization of Licensed Products including, without limitation, the provisions of Section 3.6. Each Party agrees that any consent by the other Party to the disclosure of such other Party’s Confidential Information to a Third Party (including consent under Section 14.2(d)) is given provided that such Third Party has a need to know such Confidential Information and is subject to obligations of confidentiality and limitations on use to substantially the same extent as required by the provisions of this Article 6.

6.2 General Exceptions. The obligations under Section 6.1 do not pertain to any Confidential Information that a Party establishes by documentary evidence (a) was already known to such Party, other than under an obligation of confidentiality, at the time of disclosure by the other Party; (b) was generally available to the public or otherwise part of the public domain at the time of its disclosure to such Party; (c) became generally available to the public or otherwise part of the public domain after its disclosure and other than through any act or omission of such Party in breach of this Agreement; (d) was disclosed to such Party, other than under an obligation of confidentiality, by a Third Party who had no obligation to the other Party not to disclose such information to others; or (e) was independently developed by or on behalf of such Party without use of the other Party’s Confidential Information.

6.3 Disclosures Required by Law. Notwithstanding any other provision of this Agreement, a Party may disclose Confidential Information of the other Party if such disclosure is required by law, rule or regulation (including, without limitation, to comply with any court order or governmental regulation, including the duty to disclose Confidential Information material to patentability under 37 CFR §1.56), provided that the Party making such disclosure shall give reasonable advance written notice to the other Party of such requirement and, at such other Party’s request, shall cooperate with such other Party’s efforts to limit such disclosure or to secure confidential treatment of such Confidential Information through protective orders or otherwise.

6.4 Disclosures to Third Party Licensors. Notwithstanding any other provision of this Agreement, Sangamo may disclose this Agreement or a Sublicense Agreement (or a summary of their terms) to a Third Party licensor with respect to a given Third Party License, provided that (a) such disclosure is limited to the extent required by such Third Party License (e.g., financial provisions are redacted to the extent possible); (b) the identity of the Requested Genes and Designated Genes, the Research Plan and information about the intellectual property licensed under this Agreement or a Sublicense Agreement (other than the intellectual property licensed under such Third Party License) are not disclosed; and (c) such Third Party licensor is subject to obligations of confidentiality and limitations on use to substantially the same extent as required by the provisions of this Article 6. Prior to making any disclosure under this Section 6.4, Sangamo shall notify Genentech of its intent to make such disclosure and provide to Genentech a copy of any summary of terms provided to such Third Party licensor.

6.5 Disclosures Prior to the Effective Date. Prior to the Effective Date, the Parties discussed amending the First Agreement to include the subject matter hereof (rather than entering into a second agreement). The Parties agree that as of the Effective Date, any nonpublic information that the Parties disclosed to each other during the course of such discussions (including, without limitation, the Existing [***] Evidence for the [***] Gene disclosed by Sangamo to Genentech) shall be Confidential Information under and governed by this Agreement (and shall no longer be Confidential Information under and governed by the First Agreement). Further, prior to the Effective Date, with Genentech’s consent, Sangamo provided copies of this Agreement to Sigma (including drafts and the final version); Sangamo hereby

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confirms that with respect to all such copies of this Agreement provided to Sigma, Sigma was (at the time such copies were provided) and remains subject to obligations of confidentiality and limitations on use to substantially the same extent as required by the provisions of this Article 6.

6.6 Continuing Obligation. The provisions of this Article 6 shall continue for a period of fifteen (15) years after termination or expiration of this Agreement.

Article 7. Genentech Materials and Related Information

7.1 Ownership. Genentech shall own the Genentech Materials and all tangible materials included in the Sangamo Deliverables. The ownership of any tangible materials (including, without limitation, ZFN Modified Cell Lines derived from the Genentech CHO Cell Line) is with respect to such tangible materials and does not imply ownership of intellectual property pertaining to or embodied in such tangible materials, which shall be in accordance with the other provisions of this Agreement.

7.2 Use. Sangamo agrees that it shall use the Genentech Materials solely for the purpose of performing activities under the Research Plan and it shall not transfer any Genentech Materials to any Third Party, except as specified in a Research Plan (as provided under Section 14.2(d)) for the performance of Delegated Obligations by a Third Party, without Genentech’s prior written consent. Genentech hereby consents that Sangamo may transfer the Genentech CHO DNA Extract to a Third Party solely to enable such Third Party to perform [***] on Sangamo’s behalf, for the benefit of Genentech. Sangamo agrees that any Third Party for which Genentech consents to the transfer of Genentech Materials (including consent under Section 14.2(d)) shall be contractually bound in writing (a) to limitations on the use of such Genentech Materials at least as restrictive as those set forth in this Section 7.2; (b) to not further transfer such Genentech Materials; and (c) to confidentiality and limitation on use obligations at least as restrictive as those set forth in Article 6 with respect to any information generated or otherwise acquired by such Third Party as a result of its possession or use of such Genentech Materials (and any such information shall be included in the Research Results). Sangamo shall be jointly and severally liable for any misuse by a Third Party of Genentech Materials received from Sangamo.

7.3 Return or Destruction. Within thirty (30) days of a request from Genentech (which request(s) may be made at any time), Sangamo shall return or destroy, as instructed by Genentech, all (as specified in such request) (a) Genentech Materials remaining in Sangamo’s possession or the possession of any Third Party that received such Genentech Materials from Sangamo hereunder; and (b) Know-How and other information provided to Sangamo in the Genentech Deliverables and any other information related to the Genentech Materials provided by Genentech to Sangamo; provided, however, Sangamo shall not return or destroy any such Genentech Materials, Know-How or other information that the Parties agree are necessary for ongoing activities under the Research Plan until such activities are completed. After such return or destruction, Sangamo shall provide written certification to Genentech that all such remaining Genentech Materials and all such information have been returned or destroyed (as applicable).

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Article 8. Term and Termination

8.1 Term. This Agreement shall be effective as of the Effective Date. Unless sooner terminated as provided in this Article 8, this Agreement shall remain in effect until Sangamo is no longer entitled (in fact or potentially) to receive Milestone Payments from Genentech pursuant to Section 3.6.

8.2 Termination of the Agreement by Either Party for Cause. Either Party may terminate this Agreement for a material breach by the other Party of the provisions hereof. Any such termination shall be effective sixty (60) days after written notice to such other Party specifying such breach if the specified breach is not cured before the effective date of termination. Sangamo agrees that any breach of this Agreement that materially adversely affects the Genentech License (including, without limitation, a material breach of Section 5.4(b)) is a material breach of this Agreement.

8.3 Termination of the Genentech License/Research Plan for a Designated Gene. Genentech may terminate the Genentech License with respect to a given Designated Gene for its own convenience (at any time), by providing written notice to Sangamo that specifically references this Section 8.3. Such termination shall be effective upon Sangamo’s receipt of such notice, and the provisions of this Section 8.3 shall apply. If such Designated Gene is the subject of the Research Plan and Genentech has not yet sent a Notice of Completed Research Plan for such Designated Gene, the Research Plan shall automatically be terminated with respect to such Designated Gene, and Genentech shall pay a Research Milestone Payment under Section 3.4(b). Such Designated Gene shall automatically be excluded from the scope of the Genentech License, and Genentech shall have the right to substitute another gene (as a Designated Gene) for such terminated Designated Gene at any time during the Selection Period, in accordance with Section 2.1(b) (“Substituted Designated Gene”). Notwithstanding anything to the contrary, Genentech shall not have any obligation to pay an Up-Front Fee for a Designated Gene that is a Substituted Designated Gene. Upon termination of the Genentech License with respect to a given Designated Gene under this Section 8.3, except to the extent the following activities are within the scope of Genentech’s rights, including licenses in effect following such termination (including, without limitation, under Section 8.5(a)), Genentech shall [***]

8.4 Termination of Only the Research Plan for a Designated Gene. Genentech may terminate the Research Plan with respect to a given Designated Gene for its own convenience (at any time prior to sending a Notice of Completed Research Plan for such Designated Gene), by providing written notice to Sangamo that specifically references this Section 8.4. Such termination shall be effective upon Sangamo’s receipt of such termination notice, and the provisions of this Section 8.4 shall apply. The Research Plan shall automatically be terminated with respect to such Designated Gene, and Genentech shall pay a Research Milestone Payment under Section 3.4(b). Such Designated Gene shall continue to be included in the scope of the Genentech License (subject to Genentech’s termination rights under Section 8.3). If (and only if) Sangamo previously generated the ZFN Reagents for such Designated Gene prior to receiving such termination notice (either under the Research Plan or if there are Existing ZFN Reagents), (a) within [***] business days after Sangamo’s receipt of such termination

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notice, Sangamo shall transfer to Genentech (i) such previously generated ZFN Reagents (inserted into an Expression Plasmid), (ii) any other previously generated Sangamo Deliverables identified in the Research Plan (if any) (including, without limitation, any Modified Genentech CHO Cell Lines) and (iii) all Sangamo Know-How, in all cases, for such Designated Gene; (b) if requested by Genentech, Sangamo shall provide sufficient training, as described in Section 2.1(e)(i); and (c) the provisions of Section 3.5(a) shall apply.

8.5 Licenses.

(a) Research Results License. Sangamo agrees to grant and hereby grants Genentech a non-exclusive, worldwide, sublicensable, fully-paid, perpetual, irrevocable license, under Research Results Patents, to make, use, sell, offer for sale and import Other Modified Cell Lines solely for the purpose of making, using, offering for sale, selling and importing Licensed Products; provided, however, the foregoing license shall only be effective (i) upon the expiration or termination of this Agreement for any reason, with respect to all Designated Genes within the scope of the Genentech License at the time of such expiration or termination and (ii) upon the termination of the Genentech License with respect to a given Designated Gene under Section 8.3, with respect to such Designated Gene. For purposes of this Section 8.5(a), a patent shall be considered a “Research Results Patent” only if Sangamo reproduced any of the Research Results in the specification of a patent application for such patent or if Sangamo submitted any of the Research Results to the applicable patent authority in connection with the filing or prosecution of patent applications for such patent.

(b) Retention of Rights. In the event Sangamo seeks or is involuntarily placed under the protection of the “Bankruptcy Code” (i.e., Title 11, U.S. Code), and the trustee in bankruptcy, or Sangamo as a debtor-in-possession, rejects this Agreement, Genentech hereby elects, pursuant to Section 365(n) of the Bankruptcy Code, to retain all licenses of rights to “intellectual property” (as defined under the Bankruptcy Code) granted to it under this Agreement to the extent permitted by law.

(c) Survival of Sublicenses. Upon the termination of this Agreement by either Party under Section 8.2, a given existing sublicense granted to a sublicensee under the Genentech License, if any, shall continue, provided that such sublicensee is in good standing at the time of such termination and such sublicensee agrees in writing to pay directly to Sangamo (i) in the case of a Collaboration Partner, all Milestone Payments due from such Collaboration Partner related to such sublicense; and (ii) in all cases, any annual Technology Access Fees due under Section 3.3 with respect to those Designated Genes within the scope of such sublicense, if such fees have not previously been paid by Genentech or another sublicensee.

(d) Fully-Paid Genentech License. In the event that Genentech terminates this Agreement under Section 8.2 due to a Materially Adverse Breach (as defined in the next sentence), the Genentech License (including any sublicenses granted thereunder) with respect to all Licensed Products shall be fully-paid and irrevocable. For purposes of this Section 8.5(d), a “Materially Adverse Breach” means (i) a material breach by Sangamo of Sections [***]; or (ii) a breach of Sangamo’s representations and warranties under Section [***] in each case of (i) or (ii), that results or is reasonably likely to result in a material adverse effect upon the Genentech

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License (unless Genentech is fully compensated for such material adverse effect by Sangamo, under Section 9.1(c) or otherwise). In the event that Genentech is awarded economic damages pursuant to an action against Sangamo for a material breach of this Agreement that is a Materially Adverse Breach, Genentech shall be required to either (A) accept such damage award, in which event the milestones due under in this Agreement shall be reinstated, the Genentech License shall cease to be fully-paid and irrevocable, and Genentech shall pay Sangamo any past due milestones or (B) forgo such damage award, in which event the Genentech License shall continue to be fully-paid and irrevocable. Genentech shall choose between the remedies described in clauses (A) and (B) of the preceding sentence, and provide Sangamo with written notice of such choice along with any payments that may be due under clause (A), no later than one hundred and eighty (180) days after such damages are awarded.

8.6 Effects of Termination.

(a) Generally. Except as otherwise expressly provided herein, termination of this Agreement shall not affect the rights and obligations of the Parties that accrued prior to the effective date of such termination.

(b) ZFN Reagents and Licensed Products. Upon termination of this Agreement by Sangamo under Section 8.2, except to the extent the following activities are within the scope of Genentech’s rights, including licenses in effect following such termination (including, without limitation, under Sections 5.1(g), 8.5(a) and/or 8.5(c)), Genentech shall [***]

(c) Inventory at Termination. Upon termination of this Agreement by either Party for any reason (or if Genentech terminates the Genentech License with respect to a given Designated Gene under Section 8.3), notwithstanding the provisions of Section 8.6(b) (or Section 8.3) to the contrary, Genentech and its Affiliates, licensees, and sublicensees shall have the right to sell or otherwise dispose of Licensed Products then in stock, subject to Milestone Payments and any other applicable provisions of this Agreement, and Sangamo covenants that Genentech and its Affiliates, licensees, and sublicensees shall not be sued for infringement of the Sangamo IP Rights, or otherwise, with respect to activities conducted pursuant to this Section 8.6(c).

8.7 Survival. The provisions of Sections 4.2, 4.3(b), 4.4 and 4.6; Article 6; Article 7; Sections 8.3, 8.5, 8.6 and 8.7; Article 9; Article 10 (except for Section 10.4); Article 11; Section 12.2; Article 13 and Article 14 (as applicable) shall survive any termination or expiration of this Agreement.

Article 9. Indemnification; Limitation on Liability

9.1 Indemnification.

(a) Claims Defined. For purposes of this Section 9.1, the term “Claims” means any and all liabilities, obligations, penalties, claims, judgments, demands, actions, disbursements of any kind and nature, suits, losses, damages, costs and expenses (including, without limitation, reasonable attorney’s fees).

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(b) Indemnification by Genentech. Genentech shall indemnify, defend and hold harmless Sangamo and its directors, officers and employees, and the Select Sangamo Licensors, from and against any Third Party Claims (i) arising from any injury or damage arising out of or in connection with the negligence or willful misconduct of Genentech or its consultants, subcontractors or agents related to the performance of this Agreement or the breach by Genentech of its obligations under this Agreement, except to the extent that such Claims arise from the negligence or willful misconduct of the foregoing indemnified parties or the breach by Sangamo of its obligations under this Agreement; (ii) [***]; (iii) arising from the manufacture, use, handling, storage, importation, exportation, or other transportation of Modified Cell Line(s) by Genentech or its sublicensees, subcontractors or agents, except to the extent that such Claims arise from Sangamo’s breach of its representations and warranties under Article 12; (iv) arising from the manufacture, use, handling, storage, importation, exportation, offer for sale, sale, or other disposition of Licensed Product(s) by Genentech or its sublicensees, subcontractors or agents, except to the extent that such Claims arise from Sangamo’s breach of its representations and warranties under Article 12; or (v) arising from the use by a Third Party of any Licensed Product sold or otherwise provided by Genentech or its sublicensees, subcontractors or agents.

(c) Indemnification by Sangamo. Sangamo shall indemnify, defend and hold harmless Genentech and its directors, officers and employees from and against any Third Party Claims (i) arising from any injury or damage arising out of or in connection with the negligence or willful misconduct of Sangamo or its consultants, subcontractors or agents related to the performance of this Agreement or the breach by Sangamo of its obligations under this Agreement, except to the extent that such Claims arise from the negligence or willful misconduct of the foregoing indemnified parties or the breach by Genentech of its obligations under this Agreement; (ii) that the technology and materials (other than the Genentech Deliverables) used by Sangamo in performing activities under the Research Plan or the use of such technology and materials (other than the Genentech Deliverables) in performing such activities infringes or misappropriates the intellectual property rights of such Third Party; or (iii) that ZFN Reagents or their use by Genentech or its sublicensees, subcontractors or agents under the Genentech License infringes or misappropriates the intellectual property rights of such Third Party, except to the extent that such infringement or misappropriation is due to the identity, sequence or other characteristics of any Designated Gene or is due to an Improvement that is incorporated in or used to make an Improved ZFN Reagent.

(d) Indemnification Procedures. In the event that a Party seeks indemnification under this Section 9.1, such Party shall (i) promptly notify the other Party as soon as it becomes aware of a claim or suit for which indemnification may be sought pursuant hereto, (ii) cooperate as reasonably requested (at the expense of the indemnifying Party) with the indemnifying Party in the defense of such claim or suit; and (iii) permit the indemnifying Party to control the defense of such claim or suit with counsel mutually satisfactory to the Parties. In no event, however, may the indemnifying Party compromise or settle any claim or suit in a manner that admits fault or negligence on the part of the indemnified Party without the prior written consent of the indemnified Party. The indemnifying Party shall have no liability under this Section 9.1 with respect to claims or suits settled or compromised without its prior written consent, which consent shall not be unreasonably withheld.

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9.2 Limitation on Liability. IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR LOSS OF PROFITS, LOSS OF GOODWILL OR ANY CONSEQUENTIAL, INCIDENTAL OR INDIRECT DAMAGES OF ANY KIND, EXCEPT TO THE EXTENT THAT SUCH DAMAGES (A) ARE AN ELEMENT OF THE DAMAGES AWARDED BY A COURT OF COMPETENT JURISDICTION TO A THIRD PARTY IN CONNECTION WITH A CLAIM WITH RESPECT TO WHICH A PARTY IS ENTITLED TO INDEMNIFICATION PURSUANT TO SECTION 9.1; OR (B) ARISE FROM THE MISUSE OR MISAPPROPRIATION OF THE OTHER PARTY’S CONFIDENTIAL INFORMATION OR THE GENENTECH MATERIALS.

Article 10. Dispute Resolution

10.1 Internal Resolution. Except as otherwise expressly provided in this Agreement, in the event of any controversy, claim or other dispute arising out of or relating to any provision of this Agreement or the interpretation, enforceability, performance, breach, termination or validity hereof, such dispute shall be first referred to the Executives of each Party for resolution, prior to proceeding under the following provisions of this Article 10. A dispute shall be referred to the Executives upon one Party providing the other Party with written notice that such dispute exists, and the Executives shall attempt to resolve such dispute through good faith discussions. In the event that the Executives cannot resolve such dispute within thirty (30) days of such other Party’s receipt of such written notice, either Party may initiate the dispute resolution procedures set forth in Section 10.2.

10.2 Arbitration. Except as otherwise expressly provided in this Agreement, the Parties agree that any dispute not resolved internally by the Parties pursuant to Section 10.1, shall be resolved through binding arbitration in accordance with the then prevailing Commercial Arbitration Rules of the American Arbitration Association, except as modified in this Agreement, applying the substantive law specified in Section 14.1. A Party may initiate an arbitration by written notice to the other Party of its intention to arbitrate, and such demand notice shall specify in reasonable detail the nature of the dispute. Each Party shall select one (1) arbitrator, and the two (2) arbitrators so selected shall choose a third arbitrator, and all three (3) shall serve as neutrals. If a Party fails to nominate its arbitrator, or if the Parties’ arbitrators cannot agree on the third arbitrator, the necessary appointments shall be made in accordance with the then prevailing Commercial Arbitration Rules. Within three (3) months of the conclusion of an arbitration proceeding, the arbitration decision shall be rendered in writing and shall specify the basis on which the decision was made. The award of the arbitration tribunal shall be final and judgment upon such an award may be entered in any competent court or application may be made to any competent court for judicial acceptance of such an award and order of enforcement. Unless otherwise agreed upon by the Parties, the arbitration proceedings shall be conducted in San Francisco, California. The Parties agree that they shall share equally the cost of the arbitration filing and hearing fees, and the cost of the three (3) arbitrators. Each Party shall bear its own attorneys’ fees and associated costs and expenses.

10.3 Patent Disputes. Notwithstanding the other provisions of this Article 10, any dispute that involves the validity, infringement or claim interpretation of a patent (a) that is issued in the United States shall be subject to actions before the United States Patent and Trademark Office and/or submitted exclusively to a federal court having jurisdiction; and (b) that is issued in any other country shall be brought before an appropriate regulatory or administrative body or court in that country, and the Parties hereby consent to the jurisdiction and venue of such courts and bodies. For the sake of clarity, such patent disputes shall not be subject to the provisions of Section 10.2.

10.4 Continued Performance. Provided the Agreement has not terminated, the Parties agree to continue performing under the Agreement in accordance with its provisions, pending the final resolution of any dispute.

Article 11. Public Disclosures; Use of Names

11.1 Publicity and Other Public Disclosures.

(a) Generally. Subject to the other provisions of this Section 11.1, neither Party shall issue press releases or make any other public disclosures relating to this Agreement for any purpose whatsoever without the other Party’s prior written approval. Each Party agrees that the other Party shall have no less than five (5) business days to review and provide comments regarding any such proposed public disclosure (even if such disclosure is required by law, rule or regulation), unless a shorter review time is agreed to by both Parties. If the disclosing Party requests a shorter review time, the other Party shall agree to such requested shorter review time if (i) such shorter review time is necessitated by an applicable disclosure law, rule or regulation; and (ii) the disclosing Party made such request and provided such proposed public disclosure for review as soon as reasonably practicable after the disclosing Party knew of the event necessitating such shorter review time. The provisions of this Section 11.1 are in addition to the provisions of Article 6.

(b) Approved Public Disclosures. Genentech hereby approves of the following public disclosures by Sangamo: (i) issuing the press release set forth in Exhibit D, following the signing of this Agreement by both Parties; (ii) including Genentech on a list of Sangamo’s (or Sigma’s) partners or licensees/licensors, without identifying any subject matter of this Agreement; and (iii) including the text set forth in Exhibit D in Sangamo’s Form 8-K filings. Sangamo hereby approves of the following public disclosures by Genentech (i) including Sangamo on a list of Genentech’s partners or licensees/licensors and (ii) disclosing that Sangamo is providing technology to Genentech for the improvement of protein production.

(c) Public Disclosures Required by Law. In the event that one Party reasonably concludes that a public disclosure relating to this Agreement is required by law, rule or regulation (including, without limitation, the disclosure requirements of the Securities and Exchange Commission or the securities exchange or other stock market on which such Party’s securities are traded (for purposes of this Section 11.1, collectively, an “Exchange”)) and the other Party would prefer not to make such disclosure, the Party seeking such disclosure shall either (i) limit such disclosure to address the concerns of the other Party or (ii) provide a written explanation from counsel stating why such limited disclosure is not sufficient to comply with the applicable law, rule or regulation. Provided that the Party seeking such disclosure complies with the preceding sentence, such Party shall be permitted to make such disclosure. Each Party agrees that it shall obtain its own legal advice with regard to its compliance with securities laws, rules and regulations, and will not rely on any statements made by the other Party relating to such securities laws, rules and regulations.

(d) Filing of Agreement. With respect to complying with the disclosure requirements of an Exchange, in connection with any required filing of this Agreement with such Exchange, the filing Party shall, at the request of the other Party, seek confidential treatment of portions of this Agreement from such Exchange and shall provide the other Party with the opportunity, for at least fifteen (15) days, to review and comment on any such proposed filing, and shall thereafter provide reasonable advance notice and opportunity for comment on any subsequent changes to such filing. Sangamo shall, whether or not requested by Genentech, redact and request confidential treatment for (i) the Maximum Number of Genes and the actual number of Designated Genes; (ii) all references to the identity of the Requested Genes and the Designated Genes and the Functional [***] thereof; (iii) any Requested Gene Sequences and Designated Gene Sequences; and (iv) any financial terms, other than those disclosed in accordance with Section 11.1(c).

11.2 Use of Names. Except as expressly provided herein, no right, express or implied, is granted by the Agreement to use in any manner the name of “Sangamo,” “Genentech,” “Sigma” or any other trade name or trademark of the other Party in connection with the performance of this Agreement.

Article 12. Warranties

12.1 Mutual Warranties. Each Party represents and warrants to the other Party that: (a) it has full corporate authority to execute this Agreement and to perform its obligations under this Agreement; (b) in performing hereunder it will not violate any other agreement to which it is a party or subject; (c) in performing hereunder it will not violate any federal, state or local laws, requirements or regulations; and (d) it shall provide personnel, as necessary, to perform its obligations hereunder.

12.2 Sangamo Warranties. Sangamo represents and warrants to Genentech that:

(a) as of the Effective Date, all Patents owned by Sangamo that have one or more claims that encompass (i) ZFN Reagents and/or ZFN Modified Cell Lines and/or (ii) the making and/or use of ZFN Reagents and/or ZFN Modified Cell Lines are, in all cases, Controlled by Sangamo;

(b) as of the Effective Date, all of the Identified Patents (other than those Identified Patents with a status of “Revoked” on Exhibit C) are Controlled by Sangamo, and Sangamo will not, during the term of this Agreement, grant (or purport to grant) any rights or take any other actions that are inconsistent with the Genentech License;

(c) all Sangamo employees and any Third Parties working on its behalf that perform activities under the Research Plan are obligated (or will be obligated, prior to commencing such activities) to assign any Inventions to Sangamo and to cooperate with Sangamo in connection with obtaining patent protection therefor;

*** CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION

(d) Genentech has the right to grant sublicenses under the Genentech License to one or more Third Parties, subject to Sections 5.1(b), 5.1(c) and 5.1(d);

(e) with respect to rights sublicensed to Genentech by Sangamo under each of the Existing Third Party Licenses (other than the Scripps Agreement), Genentech’s sublicense to such rights (including any further sublicenses thereunder) shall survive (as a direct license from the applicable Third Party licensor or otherwise) in the event that the applicable Third Party licensor terminates Sangamo’s license to such rights for any reason, subject to any provisions related to such direct license that are set forth in Exhibit E; and

(f) without limiting the generality of any other representations or warranties under this Agreement, (i) Sangamo has all the necessary licenses, rights, consents and commitments from Sigma under the Sigma Agreement to perform Sangamo’s obligations hereunder including, without limitation, performing its obligations under Article 2; and (ii) the Sigma Agreement does not narrow the scope of the intellectual property rights that would otherwise be included (but for the Sigma Agreement) in the Sangamo IP Rights or, to the knowledge of Sangamo, otherwise adversely affect the Genentech License in any way (it being understood that the fact that certain intellectual property rights in the Sangamo IP Rights are, as a result of the Sigma Agreement, licensed to Sigma and licensed back to Sangamo shall not, by itself, be treated as having an adverse effect on the Genentech License).

12.3 Disclaimers. EXCEPT AS OTHERWISE EXPRESSLY STATED IN THE AGREEMENT, NEITHER PARTY MAKES ANY REPRESENTATION OR WARRANTY OF ANY KIND AND EXPRESSLY DISCLAIMS ALL IMPLIED OR STATUTORY WARRANTIES INCLUDING, BUT NOT LIMITED TO, WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NON-INFRINGEMENT.

Article 13. Notices

Except as otherwise expressly provided in the Agreement, any notice required under this Agreement shall be in writing and shall specifically refer to this Agreement. Notices shall be sent via one of the following means and will be effective (a) on the date of delivery, if delivered in person; (b) on the date of receipt, if sent by a facsimile (with delivery confirmed); or (c) on the date of receipt, if sent by private express courier or by first class certified mail, return receipt requested (or its equivalent). Any notice sent via facsimile shall be followed by a copy of such notice by private express courier or by first class mail. Notices shall be sent to the other Party at the addresses set forth below. Either Party may change its addresses for purposes of this Article 13 by sending written notice to the other Party.

To Sangamo:

Sangamo BioSciences, Inc.

Point Richmond Tech Center II

501 Canal Blvd, Suite A100

Richmond, CA 94804

Attn: Chief Executive Officer

Telephone: (510) 970-6000

Facsimile: (510) 236-8951

To Genentech:

Genentech, Inc.

1 DNA Way

South San Francisco, CA 94080

Attn: Corporate Secretary

Telephone: (650) 225-1000

Facsimile: (650) 467-9146

with a required copy to:

Genentech, Inc.

1 DNA Way

South San Francisco, CA 94080

Attn: VP, Alliance Management and Pipeline Strategy Support

Telephone: (650) 225-1000

Facsimile: (650) 467-3294

Article 14. General Provisions

14.1 Governing Law. This Agreement shall be governed by and construed under the laws of the State of California and the United States without regard to the conflict of laws provisions thereof.

14.2 Assignment; Delegation.

(a) Generally. Except as provided in this Section 14.2, neither Party shall assign or delegate any of its rights or obligations under this Agreement without the prior written consent of the other Party. Any attempt to assign or delegate any portion of this Agreement in violation of this Section 14.2 shall be void. Subject to the other provisions of this Section 14.2, this Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and assigns.

(b) Assignment of this Agreement. Notwithstanding Section 14.2(a), either Party may, without the other Party’s consent, assign this Agreement and its rights and obligations hereunder to (i) any successor in interest by way of merger, acquisition or sale of all or substantially all of its assets to which this Agreement relates; or (ii) an Affiliate of such Party. Notwithstanding the preceding sentence, [***]

*** CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION

(c) Delegation (and/or Assignment) Under an Assumption Agreement. Notwithstanding Section 14.2(a), if reasonably requested by [***]

(d) Delegation Under a Research Plan. Notwithstanding Section 14.2(a), with respect to specific Sangamo obligations under a given Research Plan, the Parties may agree that a Third Party contractor (whether Sigma or another Third Party(ies)) shall (or shall be permitted to) perform such obligations on behalf of Sangamo, by expressly providing for (or permitting) the delegation of such obligations (“Delegated Obligations”) to such Third Party in such Research Plan (e.g., see the provision in Research Stage 1, step 1 of the Research Plan Template that expressly permits a Third Party contractor to perform genomic DNA sequencing). Such Research Plan shall also specify which (if any) of Genentech’s Confidential Information and/or the Genentech Materials are necessary for the performance of Delegated Obligations by a given Third Party, and Genentech hereby consents that Sangamo may provide to such Third Party such specified Confidential Information and/or Genentech Materials solely to the extent necessary to enable the performance of such Delegated Obligations on Sangamo’s behalf, for the benefit of Genentech.

14.3 Entire Agreement. This Agreement, including all Exhibits attached hereto, which are hereby incorporated by reference, contains the entire understanding between the Parties hereto with respect to the subject matter hereof and supersedes and terminates all prior agreements, understandings and arrangements between the Parties (including any prior representations or warranties made by either Party), whether written or oral with respect to such subject matter. For clarity, the First Agreement shall remain in full force and effect with respect to “Designated Genes” thereunder and other subject matter thereof.

14.4 Amendment; Waiver. Except as otherwise expressly provided herein, no alteration of or modification to this Agreement shall be effective unless made in writing and executed by an authorized representative of each Party. No course of dealing or failure of either Party to strictly enforce any term, right or condition of this Agreement in any instance shall be construed as a general waiver or relinquishment of such term, right or condition. The observance of any provision of this Agreement may be waived (either generally or any given instance and either retroactively or prospectively) only with the written consent of the Party granting such waiver.

14.5 Severability. The Parties do not intend to violate any rule, law or regulation. If any of the provisions of this Agreement are held to be void or unenforceable, then such void or unenforceable provisions shall be replaced by valid and enforceable provisions that will achieve as far as possible the economic business intentions of the Parties.

14.6 Construction. The Parties mutually acknowledge that they and their attorneys have participated in the negotiation and preparation of this Agreement. Ambiguities, if any, in this Agreement shall not be construed against any Party, irrespective of which Party may be deemed to have drafted the Agreement or authorized the ambiguous provision.

14.7 Captions. Titles, headings and other captions are for convenience only and are not to be used for interpreting this Agreement.

*** CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION

14.8 Relationship of the Parties. The Parties hereto are independent contractors and nothing contained in this Agreement shall be deemed or construed to create a partnership, joint venture, employment, franchise, agency or fiduciary relationship between the Parties.

14.9 Force Majeure. Failure of either Party to perform under this Agreement shall not subject such Party to any liability to the other if such failure is caused by acts of God, acts of terrorism, earthquake, fire, explosion, flood, drought, war, riot, sabotage, embargo, compliance with any order or regulation of any government entity, or by any cause beyond the reasonable control of the affected Party, whether or not foreseeable, provided that written notice of such event is promptly given to the other Party.

14.10 Counterparts; Facsimiles. This Agreement may be executed in two (2) or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument. For purposes hereof, a facsimile copy of this Agreement, including the signature pages hereto, will be deemed to be an original. Notwithstanding the foregoing, the Parties shall deliver original execution copies of this Agreement to one another as soon as practicable following execution thereof.

IN AGREEMENT WITH THE FOREGOING, the Parties have caused this Agreement to be signed by their respective duly authorized representatives as set forth below.

Genentech, Inc.		Sangamo BioSciences, Inc.

By:	/s/ Susan Desmond-Hellman	By:	/s/ Edward Lanphier II
Name:	Susan Desmond-Hellman	Name:	Edward O. Lanphier
Title:	President of Product Development	Title:	President and Chief Executive Officer

EXHIBIT A

Research Plan Template

This Research Plan, governed by the Second Research and License Agreement by and between Genentech, Inc. and Sangamo BioSciences, Inc, effective February 25, 2008 (“Agreement”), is hereby agreed to by the Parties. The effective date of this Research Plan is [            ].

Notwithstanding that this Research Plan is governed by the terms and conditions in the main body of the Agreement, as provided in Section 2.3 of the Agreement, the Parties hereby agree to modify the following terms and conditions of the Agreement (solely with respect to this Research Plan): [            ]. All other terms and conditions of the Agreement shall remain in full force and effect. [NOTE: Include a provision such as this if any of the terms and conditions of the Agreement are to be modified for this Research Plan.]

Genentech, Inc.	Sangamo BioSciences, Inc.

By:	By:
Name:	Name:
Title:	Title:

REQUIRED INFORMATION

[***]

A – 1

*** CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION

[***]

A – 2

*** CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION

[***]

A – 3

*** CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION

[***]

A – 4

*** CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION

[***]

A – 5

*** CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION

[***]

A – 6

*** CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION

[***]

A – 7

*** CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION

EXHIBIT B

[***] Gene

Functional [***]: [***]

Gene Sequence:

[***]

B – 1

*** CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION

[***]

B – 2

*** CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION

[***]

B – 3

*** CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION

[***]

B – 4

*** CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION

EXHIBIT C

Identified Patents

(Sangamo Owned and In-Licensed)

SANGAMO OWNED

Serial No.	Filing date	Title	Status

AU 32291/95	Aug. 17, 1995	Improvements in binding proteins for recognition of DNA	AU Pat. No. 698152 (2/4/99)

AU 10037/99	Jan. 6, 1999	Improvements in binding proteins for recognition of DNA	AU Pat. No. 726759 (3/8/01)

CA 2,196,419	Aug. 17, 1995	Improvements in binding proteins for recognition of DNA	CA Pat. No. 2,196,419 (8/17/07)

EP 95928576.8	Aug. 17, 1995	Improvements in binding proteins for recognition of DNA	Pending

JP 507857/1996	Aug. 17, 1995	Improvements in binding proteins for recognition of DNA	Pending

US 09/139,762	Aug. 25, 1998	Binding proteins for recognition of DNA	US Pat. No. 6,013,453 (1/11/00)

US 10/033,129	Dec. 27, 2001	Relating to Binding proteins for recognition of DNA	US Pat. No. RE 39,229 (8/8/06)

US 10/309,578	Dec. 3, 2002	Design of binding proteins for recognition of DNA	Pending

US 10/397,930	Mar. 25, 2003	Relating to Binding proteins for recognition of DNA	Pending

US 10/400,017	Mar. 25, 2003	Relating to Binding proteins for recognition of DNA	Pending

AU 2001 226935	Jan. 19, 2001	Nucleic Acid Binding Polypeptides (2-finger modules)	AU Pat. No. 2001 226935 (10/5/06)

C – 1

Serial No.	Filing date	Title	Status

CA 2,398,155	Jan. 19, 2001	Nucleic Acid Binding Polypeptides (2-finger modules)	Pending

EP 01 901 276.4	Jan. 19, 2001	Nucleic Acid Binding Polypeptides (2-finger modules)	EP Pat. No. 1 250 424 (2/28/07)

US 10/198,677	Jan. 19, 2001	Nucleic Acid Binding Polypeptides (2-finger modules)	Pending

US 10/222,614	Aug. 15, 2002	Cells comprising zinc finger nucleases	US Pat. No. 7,163,824 (1/16/07)

US 10/395,816	Mar. 20, 2003	Methods and compositions for using zinc finger endonucleases to enhance homologous recombination	Pending

AU 2003 218382	Mar. 20, 2003	Methods and compositions for using zinc finger endonucleases to enhance homologous recombination	Pending

CA 2,479,858	Mar. 20, 2003	Methods and compositions for using zinc finger endonucleases to enhance homologous recombination	Pending

EP 03 714 379.9	Mar. 20, 2003	Methods and compositions for using zinc finger endonucleases to enhance homologous recombination	Pending

US 10/912,932	Aug. 6, 2004	Methods and compositions for targeted cleavage and recombination	Pending

US 11/304,981	Dec. 15, 2005	Targeted deletion of cellular DNA Sequences	Pending

C – 2

Serial No.	Filing date	Title	Status

AU 2004 263865	Aug. 6, 2004	Methods and compositions for targeted cleavage and recombination	AU Pat. No. 2004 263865 (8/30/07)

CA 2,534,296	Aug. 6, 2004	Methods and compositions for targeted cleavage and recombination	Pending

EP 04 780 272.3	Aug. 6, 2004	Methods and compositions for targeted cleavage and recombination	Pending

IL 173460	Aug. 6, 2004	Methods and compositions for targeted cleavage and recombination	Pending

JP 2006-523239	Aug. 6, 2004	Methods and compositions for targeted cleavage and recombination	Pending

KR 2006-7002703	Aug. 6, 2004	Methods and compositions for targeted cleavage and recombination	Pending

SG 2006 00748-8	Aug. 6, 2004	Methods and compositions for targeted cleavage and recombination	Pending

AU 2005 220148	Feb. 3, 2005	Methods and compositions for targeted cleavage and recombination	Pending

CA 2,534,296	Feb. 3, 2005	Methods and compositions for targeted cleavage and recombination	Pending

EP 05 756 438.7	Feb. 3, 2005	Methods and compositions for targeted cleavage and recombination	Pending

US 10/587,723	Feb. 3, 2005	Methods and compositions for targeted cleavage and recombination	Pending

C – 3

Serial No.	Filing date	Title	Status

US 11/221,683	Sept. 8, 2005	Compositions and methods for protein production	Pending

PCT US05/32157	Sept. 8, 2005	Compositions and methods for protein production	WO 06/033859 (3/30/06)

US 11/493,423	July 26, 2006	Targeted integration and expression of exogenous nucleic acid sequences	Pending

PCT US06/29027	July 26, 2006	Targeted integration and expression of exogenous nucleic acid sequences	Pending

[***]	[***]	[***]	[***]

C – 4

*** CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION

IN-LICENSED*

Caltech =	in-licensed under the Caltech Agreement

JHU =	in-licensed under the JHU Agreement

MIT =	in-licensed under the MIT Agreement

Scripps =	in-licensed under the Scripps Agreement

Utah =	in-licensed under the Utah Agreement

Serial No. (*Third Party License)	Filing date	Title	Status

US 07/862,831 (JHU)	Apr. 3, 1992	Functional domains in FokI restriction endonuclease	US Pat. No. 5,356,802 (10/18/94)

US 08/126,564 (JHU)	Sept. 27, 1993	Functional domains in FokI restriction endonuclease	US Pat. No. 5,436,150 (7/25/95)

US 08/346,293 (JHU)	Nov. 23, 1994	Insertion & Deletion Mutants of FokI restriction endonuclease	US Pat. No. 5,487,994 (1/30/96)

CA 2,154,581 (JHU)	Feb. 10, 1994	Functional domains in FokI restriction endonuclease	Pending

EP 94 909 526.9 (JHU)	Feb. 10, 1994	Functional domains in FokI restriction endonuclease	Europ. Pat. No. 0 682 699 (5/7/03) Revoked

CH (JHU)		Functional domains in FokI restriction endonuclease	Europ. Pat. No. 0 682 699 (5/7/03) Revoked

DE (JHU)		Functional domains in FokI restriction endonuclease	Europ. Pat. No. 0 682 699 (5/7/03) Revoked

FR (JHU)		Functional domains in FokI restriction endonuclease	Europ. Pat. No. 0 682 699 (5/7/03) Revoked

GB (JHU)		Functional domains in FokI restriction endonuclease	Europ. Pat. No. 0 682 699 (5/7/03) Revoked

IE (JHU)		Functional domains in FokI restriction endonuclease	Europ. Pat. No. 0 682 699 (5/7/03) Revoked

C – 5

Serial No. (*Third Party License)	Filing date	Title	Status

EP 03 010009.3 (JHU)	Feb. 10, 1994	Functional domains in FokI restriction endonuclease	Pending

JP 7-510290 (JHU)	Aug. 23, 1994	Functional domains in FokI restriction endonuclease	Pending

JP 2006-143294 (JHU)	Aug. 23, 1994	Functional domains in FokI restriction endonuclease	Pending

US 08/575,361 (JHU)	Dec. 20, 1995	General method to clone hybrid restriction endonucleases using lig gene	US Pat. No. 5,792,640 (8/11/98) Reexamination Requested

US 08/647,449 (JHU)	May 7, 1996	Methods for inactivating target DNA and for detecting conformational change in a nucleic acid	US Patent No. 5,916,794 (Jun. 29, 1999)

US 09/281,792 (JHU)	Mar. 31, 1999	Methods for inactivating target DNA and for detecting conformational change in a nucleic acid	US Patent No. 6,265,196 (Jul. 24, 2001) Reexamination Requested

US 08/676,318 (Scripps)	Jan. 18, 1995	Zinc finger protein derivatives and methods therefor	U.S. Patent No. 6,242,568 (6/5/01)

US 08/863,813 (Scripps)	May 27, 1997	Zinc finger protein derivatives and methods therefor	U.S. Patent No. 6,140,466 (10/31/00)

US 09/500,700 (Scripps)	Feb. 9, 2000	Zinc finger protein derivatives and methods therefor	U.S. Patent No. 6,790,941 (9/14//04)

AU 16865/95 (Scripps)	Jan. 18, 1995	Zinc finger protein derivatives and methods therefor	AU Patent No. 704601 (4/29/99)

CA 2,181,548 (Scripps)	Jan. 18, 1995	Zinc finger protein derivatives and methods therefor	Pending

EP 95 908 614.1 (Scripps)	Jan. 18, 1995	Zinc finger protein derivatives and methods therefor	Europ. Pat. No. 0 770 129 (11/23/05)

C – 6

Serial No. (*Third Party License)	Filing date	Title	Status

FR (Scripps)	Jan. 18, 1995	Zinc finger protein derivatives and methods therefor	Europ. Pat. No. 0 770 129 (11/23/05)

GB (Scripps)	Jan. 18, 1995	Zinc finger protein derivatives and methods therefor	Europ. Pat. No. 0 770 129 (11/23/05)

FI 962879 (Scripps)	Jan. 18, 1995	Zinc finger protein derivatives and methods therefor	Pending

JP 07-519231 (Scripps)	Jan. 18, 1995	Zinc finger protein derivatives and methods therefor	Pending

NO 1996 2991 (Scripps)	Jan. 18, 1995	Zinc finger protein derivatives and methods therefor	Pending

AU 2002 300619 (Scripps)	May 27, 1998	Zinc finger protein derivatives and methods therefor	Pending

CA 2,291,861 (Scripps)	May 27, 1998	Zinc finger protein derivatives and methods therefor	Pending

EP 98 926 088.0 (Scripps)	May 27, 1998	Zinc finger protein derivatives and methods therefor	Pending

JP 11-500870 (Scripps)	May 27, 1998	Zinc finger protein derivatives and methods therefor	Pending

US 09/260,629 (MIT)	Mar. 1, 1999	Poly-Zinc Finger Proteins with improved linkers	U.S. Pat. No. 6,479,626 (Nov. 12, 2002)

US 10/146,221 (MIT)	May 13, 2002	Poly-Zinc Finger Proteins with improved linkers	U.S. Pat. No. 6,903,185 (June 7, 2005)

US 11/110,594 (MIT)	April 20,2005	Poly-Zinc Finger Proteins with improved linkers	US Patent No 7,153,949 (Dec. 26, 2006)

US 11/639,363 (MIT)	Dec. 14, 2006	Poly-Zinc Finger Proteins with improved linkers	Pending

AU 28849/99 (MIT)	Mar. 1, 1999	Poly-Zinc Finger Proteins with improved linkers	AU Pat. No. 746454 (August 15, 2002)

C – 7

Serial No. (*Third Party License)	Filing date	Title	Status

CA 2,321,938 (MIT)	Mar. 1, 1999	Poly-Zinc Finger Proteins with improved linkers	Pending

EP 99909701.7 (MIT)	Mar. 1, 1999	Poly-Zinc Finger Proteins with improved linkers	Pending

JP 2000-534663 (MIT)	Mar. 1, 1999	Poly-Zinc Finger Proteins with improved linkers	Pending

AU 2003 25128 (Utah)	Jan. 22, 2003	Targeted chromosomal mutagenesis using zinc finger nucleases	Pending

CA 2,474,486 (Utah)	Jan. 22, 2003	Targeted chromosomal mutagenesis using zinc finger nucleases	Pending

EP 03 746 527.5 (Utah)	Jan. 22, 2003	Targeted chromosomal mutagenesis using zinc finger nucleases	Allowed

US 10/502,565 (Utah)	Jan. 22, 2003	Targeted chromosomal mutagenesis using zinc finger nucleases	Pending

US 10/656,531 (Caltech)	Sept. 5, 2003	Use of chimeric nucleases to stimulate gene targeting	Pending

AU 2003 298574 (Caltech)	Sept. 5, 2003	Use of chimeric nucleases to stimulate gene targeting	Pending

CA 2,497,913 (Caltech)	Sept. 5, 2003	Use of chimeric nucleases to stimulate gene targeting	Pending

EP 03 796 324.6 (Caltech)	Sept. 5, 2003	Use of chimeric nucleases to stimulate gene targeting	Pending

JP 2005-501601 (Caltech)	Sept. 5, 2003	Use of chimeric nucleases to stimulate gene targeting	Pending

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EXHIBIT D

Press Release and Form 8-K Text

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Form 8-K Text

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EXHIBIT E

Certain Agreements Relating to Third Party Licenses

Sangamo hereby notifies Genentech that (except as otherwise noted) a full and complete copy of each of the provisions explicitly referenced below in this Exhibit E is set forth in Exhibit F:

1. Caltech Agreement. Genentech acknowledges and agrees that Genentech does not have the right to grant sublicenses under the intellectual property licensed to Sangamo pursuant to the Caltech Agreement. The Parties acknowledge and agree that, as of the date of any termination of the Caltech Agreement (a) the California Institute of Technology (“Caltech”) shall be a third party beneficiary of this Agreement as of the date of such termination and thereafter; (b) Sangamo shall remain responsible for all obligations to Genentech (other than those requiring Sangamo to hold a license under the Caltech Agreement, unless Caltech (at its discretion) elects to assume such obligations); and (c) Sangamo shall inform Genentech in writing (with a copy to Caltech) that Genentech’s obligations pursuant to (a) and (b) are in effect as a result of such termination.

2. JHU Agreement. The provisions of Article II (other than Paragraph 2.4), Article X and Paragraph 15.4 of the JHU Agreement are hereby incorporated by reference into this Agreement and are binding upon Genentech and any of Genentech’s sublicensees under the rights licensed to Sangamo under the JHU Agreement (but in each case solely to the extent such provisions are applicable to the rights granted in this Agreement) as if each were a party to the JHU Agreement. Any sublicense granted by Sangamo to Genentech that is in full force and effect and not then in default will survive as a direct license from the Johns Hopkins University (“JHU”) to Genentech pursuant to Paragraph 13.6 of the JHU Agreement provided that Genentech agrees to assume the rights and obligations of such direct license. If Genentech agrees to assume such rights and obligations, (a) JHU’s obligations to Genentech will be no greater than JHU’s obligations to Sangamo under the JHU Agreement, (b) the scope of Genentech’s rights with respect to the patent rights licensed under the JHU Agreement shall remain unchanged and Genentech shall be subject to all other non-financial terms and conditions in the JHU Agreement that apply to such scope of rights, (c) all further sublicenses granted by Genentech prior to termination of the JHU Agreement shall also survive such termination, (d) Genentech (or if there are at such time more than one sublicensee under the JHU Agreement, Genentech and all other sublicensees severally and jointly) shall be required to make any minimum annual royalty payments due pursuant to Paragraph 4.4 of the JHU Agreement and (e) Genentech shall be required to make any other monetary payment(s) that, had the JHU Agreement not been terminated, Sangamo would have been required to make under the JHU Agreement as a result of the activities of Genentech. The Parties agree that, in the event that the JHU Agreement is amended after the Effective Date, the provisions of this paragraph shall apply only to the extent required in any such amendment.

3. MIT Agreement. The provisions of Article 2 (other than Paragraph 2.8), Article 9 and Article 10 of the MIT Agreement are hereby incorporated by reference into this Agreement and are binding upon Genentech and any of Genentech’s sublicensees under the rights licensed to Sangamo under the MIT Agreement (but in each case solely to the extent such provisions are applicable to the rights granted in this Agreement) as if each were a party to the MIT Agreement. Any sublicense granted by Sangamo to Genentech will survive as a direct license from the Massachusetts Institute of Technology (“MIT”) to Genentech pursuant to Paragraph 13.6 of the MIT Agreement provided that

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Genentech is not then in default under this Agreement and agrees to assume the rights and obligations of such direct license. If Genentech agrees to assume such rights and obligations, (a) such direct license shall be subject to the same non-financial terms and conditions as those in the MIT Agreement and (b) Genentech (or if there is at such time more than one sublicensee under the MIT Agreement, Genentech and all other sublicensees severally and jointly) shall pay any annual fees due pursuant to Paragraph 4.1(b) of the MIT Agreement. If Genentech becomes a direct licensee of MIT, Genentech shall make any monetary payment(s) that, had the MIT Agreement not been terminated, Sangamo would have been required to make under the MIT Agreement as a result of the activities of Genentech. The Parties agree that, in the event that the MIT Agreement is amended after the Effective Date, the provisions of this paragraph shall apply only to the extent required in any such amendment.

4. Scripps Agreement. Genentech acknowledges and agrees that any sublicense granted by Sangamo to Genentech shall be subject in all respects to the restrictions, exceptions, royalty obligations, reports, termination provisions and other provisions contained in the Scripps Agreement (but not including the payment of the license fee pursuant to Section 2.2 of the Scripps Agreement). The Parties agree that, in the event that the Scripps Agreement is amended after the Effective Date, the provisions of this paragraph shall apply only to the extent required in any such amendment. [NOTE: Section 2.2 of the Scripps Agreement is not included in Exhibit F.]

5. Utah Agreement. [***] of the Utah Agreement as a result of any sublicenses granted by Genentech under the Genentech License or any further sublicenses under the Genentech License granted by Genentech’s sublicensees. [***] prior to the applicable deadlines set forth in Section [***] of the Utah Agreement. Any sublicense granted by Sangamo to Genentech will survive as a direct license from the University of Utah (“Utah”) to Genentech pursuant to Section 13.4 of the Utah Agreement provided that Genentech is in good standing under this Agreement and agrees to assume the rights and obligations of such direct license. If Genentech agrees to assume such rights and obligations, (a) such direct license shall be subject to the same non-financial terms and conditions as those in the Utah Agreement and (b) Genentech (or if there is at such time more than one sublicensee under the Utah Agreement, Genentech and all other sublicensees severally and jointly) shall make any annual maintenance payments due pursuant to Section 6.2 of the Utah Agreement. If Genentech becomes a direct licensee of Utah, Genentech shall make any monetary payment(s) that, had the Utah Agreement not been terminated, Sangamo would have been required to make under the Utah Agreement as a result of the license to, or activities of, Genentech, including without limitation the annual sublicensee fees due pursuant to Section 4.3(ii) of the Utah Agreement with respect to Genentech (which for clarity shall continue notwithstanding the conversion of Genentech’s sublicense to a direct license from Utah). The Parties agree that, in the event that the Utah Agreement is amended after the Effective Date, the provisions of this paragraph shall apply only to the extent required in any such amendment.

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*** CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION

EXHIBIT F

Certain Provisions of Third Party Licenses

Copy of Selected Provisions from the JHU Agreement

ARTICLE II – GRANT

2.1 JOHNS HOPKINS hereby grants to LICENSEE the exclusive worldwide right and license to make, have made, use, lease and sell the Licensed Products, and to practice the Licensed Processes, including the right to grant sublicenses, subject to 35USC200-211 and the regulations promulgated thereunder, to the end of the term for which the Patent Rights are granted by the applicable governmental authority, unless sooner terminated as hereinafter provided (the “Term”). JOHNS HOPKINS reserves the non-transferable royalty-free right to practice the subject matter of any claim within the Patent Rights for its own internal purposes. If Dr. Chandrasegaran leaves JOHNS HOPKINS, he shall have the non-transferable, royalty-free right to practice any claim within the Patent Rights for his own academic purposes.

2.2 In order to establish a period of exclusivity for LICENSEE, JOHNS HOPKINS hereby agrees that it shall not grant any other license to make, have made, use, lease or sell Licensed Products or to practice Licensed Processes except for its internal research activities during the period of time (the “Exclusive Period”) commencing with the Effective Date of this Agreement and terminating with expiration of the last-to-expire patent licensed under this Agreement, unless converted earlier to a nonexclusive license pursuant to Paragraph 4.4 hereof or pursuant to a requirement by the United States Government in accordance with 35USC200-211.

2.3 [NOTE: As amended in Amendment No. 4 to the JHU Agreement.] LICENSEE shall have the right to sublicense all or any part of this license. With respect to each sublicense in the Research Reagent Field granted by it under this Agreement, LICENSEE shall do the following:

(a)	incorporate the language of Article II (other than Paragraph 2.4), Article X, and Paragraph 15.4 into each sublicense agreement (but in each case solely to the extent such language is applicable to the rights granted in such sublicense agreement), so that these Articles shall be binding upon the applicable sublicensee as if it were a party to this Agreement;

(b)	include in each such sublicense agreement, language that is reasonably sufficient to enable LICENSEE to comply with its obligations under Paragraphs 2.4, 5.1, and 5.2 and Articles IX, XIII, and XV (other than Paragraph 15.4); and

(c)	obtain an indemnity from the applicable sublicensee in favor of LICENSEE that is substantially similar in scope of the indemnity set forth in Article VIII and that includes JOHNS HOPKINS as an indemnified party on the same terms as LICENSEE.

With respect to each sublicense in any field other than the Research Reagent Field granted by it under this Agreement, LICENSEE agrees that such sublicense shall provide that the obligations to JOHNS HOPKINS of Articles II, VIII, IX, X, XIII, XV and Paragraphs 5.1 and 5.2 of this Agreement shall be

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binding upon such sublicensee as if such sublicensee was a party to this Agreement. LICENSEE further agrees to attach copies of these Articles to such sublicense agreement and to incorporate these by reference in such sublicense agreement.

2.4 [NOTE: Intentionally omitted.]

2.5 Subject to Sections 2.6, 2.7 and 15.7 below, the license granted hereunder shall not be construed to confer any rights upon LICENSEE by implication, estoppel or otherwise as to any technology not specifically set forth in Appendix A, Appendix B, Appendix C, and Appendix D hereof.

2.6 JOHNS HOPKINS hereby also grants to LICENSEE a right of first negotiation at then commercially reasonable terms, to obtain an exclusive license to any Inventions, as previously defined, developed during the term of this Agreement and any extension thereof and pursuant to any Research Agreement between the parties hereto (Appendix D). JOHNS HOPKINS shall promptly give LICENSEE written notice of any such Inventions, as defined, and LICENSEE shall have one hundred and twenty (120) days from the date of receipt of such notice to give JOHNS HOPKINS written notice of its intent to exercise such option and complete negotiations. JOHNS HOPKINS shall not negotiate with any third party regarding these Inventions during the period of LICENSEE’S right to negotiate. During the term of this Agreement and any extension thereof, Dr. Chandrasegaran shall be free to pursue any scientific investigations of his choice through collaboration with colleagues. Should any such collaboration involve a Licensed Product or Licensed Process, JOHNS HOPKINS will take the initiative of promptly communicating with these colleagues for the purpose of using its reasonable best efforts to have such colleagues agree to be bound by the terms of this Agreement with regard to Licensed Products and Licensed Processes.

2.7 Appendix B attached hereto contains ideas conceived by Dr. Chandrasegaran for developing laboratory reagents, diagnostics, and pharmaceuticals relating to chimeric restriction endonucleases. Dr. Chandrasegaran shall give written notice of any Invention resulting under the Advanced Technology Program within sixty (60) days of the completion of the funding of such program. Any Invention resulting in whole or in part from said ideas which are made pursuant to an award under the Advanced Technology Program where a grant application was filed on March 29, 1995 (Appendix C) shall be assigned to LICENSEE pursuant to Section 15.7 below and Dr. Chandrasegaran will be named as sole inventor unless another individual makes a creative input to said Invention. LICENSEE shall have the first right of negotiation, under then commercially reasonable terms, to obtain an exclusive, royalty-bearing license under any Invention resulting from said ideas in Appendix B made by Dr. Chandrasegaran with funding from a source other than the Advanced Technology Program grant.

2.8 [NOTE: As amended in Amendment No. 4 to the JHU Agreement.] Each of LICENSEE’S sublicensee(s) shall have the right to grant further sublicenses of the sublicense to the Patent Rights granted to it by LICENSEE, within the scope of such sublicense. Such further sublicenses shall include the provisions set forth in Paragraph 2.3 of this Agreement that were included in the sublicense agreement between LICENSEE and sublicensee and such provisions shall be binding on such further sublicensee as if such further sublicensee were a party to this Agreement. LICENSEE shall forward a copy of all further sublicense agreements granted by its sublicense(s) within thirty (30) days of LICENSEE’s receipt of a copy thereof.

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ARTICLE X - NON-USE OF NAMES

LICENSEE shall not use the name of JOHNS HOPKINS, nor any of its employees, or any adaptation thereof, in any advertising, promotional or sales literature without prior written consent obtained from JOHNS HOPKINS in each case, except that LICENSEE may state that it is licensed by JOHNS HOPKINS under one or more of the patents and/or applications comprising the Patent Rights.

PARAGRAPH 13.6

13.6 [NOTE: As amended in Amendment No. 4 to the JHU Agreement.] Upon termination of this Agreement for any reason during the Exclusive Period, any sublicensee not then in default shall have the right to seek a license from JOHNS HOPKINS under the same terms and conditions as set forth hereunder. In addition, in the event that JOHNS HOPKINS terminates this Agreement pursuant to Paragraph 13.1, 13.2, or 13.3, each sublicense granted by LICENSEE which complies with the sublicense requirements of Paragraph 2.3, is in full force and effect and not then in default, will survive such termination of this Agreement and such sublicensee shall become a direct licensee of JOHNS HOPKINS, provided that (a) JHU’s obligations to such sublicensee are no greater than JHU’s obligations to LICENSEE under this Agreement, (b) the scope of such sublicensee’s rights with respect to the Patent Rights shall remain unchanged and such sublicensee shall be subject to all other non-financial terms and conditions in this Agreement that apply to such scope of rights, (c) all further sublicenses granted by such sublicensee prior to termination of this Agreement shall also survive such termination, (d) such sublicensee (or if there are at such time more than one such sublicensees, such sublicensees severally and jointly) shall be required to make any minimum annual royalty payments due pursuant to Paragraph 4.4 and (e) such sublicensee shall be required to make any other monetary payment(s) that, had this Agreement not been terminated, LICENSEE would have been required to make under this Agreement as a result of the activities of such sublicensee. Each such sublicensee shall be an intended third-party beneficiary of the preceding sentence. LICENSEE shall notify JOHNS HOPKINS of each non-defaulted sublicense in existence at the time of termination by JOHNS HOPKINS pursuant to Paragraph 13.1, 13.2, or 13.3.

PARAGRAPH 15.4

15.4 LICENSEE agrees to mark the Licensed Products sold in the United States with all applicable United States patent numbers. All Licensed Products shipped to or sold in other countries shall be marked in such a manner as to conform with the patent laws and practice of the country of manufacture or sale.

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Copy of Selected Provisions from the MIT Agreement

2 - GRANT

2.1 M.I.T. hereby grants to LICENSEE the right and license in the TERRITORY to practice under the PATENT RIGHTS and, to the extent not prohibited by other patents, to make, have made, use, lease, sell and import LICENSED PRODUCTS and to practice the LICENSED PROCESSES, until the expiration of the last to expire of the PATENT RIGHTS, unless this Agreement shall be sooner terminated according to the terms hereof.

2.2 LICENSEE agrees that LICENSED PRODUCTS leased or sold in the United States shall be manufactured substantially in the United States.

2.3 In order to establish exclusivity in the FIELDS OF USE for LICENSEE, M.I.T. hereby agrees that it shall not grant any other license to make, have made, use, lease, sell and import LICENSED PRODUCTS or to utilize LICENSED PROCESSES subject to the royalty-free, nonexclusive license rights of the United States Government per FAR 52.227-11, in the TERRITORY for the FIELDS OF USE.

2.4 [NOTE: As amended in the First Amendment to the MIT Agreement.] LICENSEE and M.I.T. agree that neither party shall assert the Patent Rights against not-for-profit institutions in their conduct of research, provided, however, that if a not-for-profit institution practices under the Patent Rights to conduct high throughput drug screening on behalf of a commercial entity, then the Patent Rights may be asserted against that institution.

2.5 M.I.T. reserves the right to practice under the PATENT RIGHTS and to allow third parties to practice under the PATENT RIGHTS in all fields of use for noncommercial research purposes.

2.6 LICENSEE shall have the right to enter into sublicensing agreements for the rights, privileges and licenses granted hereunder only in the FIELDS OF USE. Upon any termination of this Agreement, sublicensees’ rights shall also terminate, subject to Paragraph 13.6 hereof.

2.7 [NOTE: As amended in the Eighth Amendment to the MIT Agreement.] With respect to each sublicense agreement [in the Reagent Field], LICENSEE agrees to do the following:

(a) incorporate the language of Article 2 (other than Paragraph 2.8), Article 9, Article 10, and Paragraph 15.4 into each sublicense agreement (but in each case solely to the extent such language is applicable to the rights granted in such sublicense agreement), so that these Articles shall be binding upon the applicable sublicensee as if they were a party to this Agreement;

(b) include in each such sublicense agreement language that is reasonably sufficient to enable LICENSEE to comply with its obligations under Paragraph 2.8 and Articles 5, 7, 12, 13 and 15 (other than Paragraph 15.4);

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(c) use commercially reasonable effort to obtain a indemnity from the applicable sublicensee in favor of LICENSEE that is substantially similar in scope of the indemnity set forth in Article 8, and include M.I.T. as an indemnified party under any such indemnity on the same terms as LICENSEE.

2.8 [NOTE: Intentionally omitted.]

2.9 Nothing in this Agreement shall be construed to confer any rights upon LICENSEE by implication, estoppel or otherwise as to any technology or patent rights of M.I.T. or any other entity other than the PATENT RIGHTS, regardless of whether such patent rights shall be dominant or subordinate to any PATENT RIGHTS.

PARAGRAPH 4.1(b)

4.1 [NOTE: As amended in the Fifth Amendment to the MIT Agreement.] For the rights, privileges and license granted hereunder, LICENSEE shall pay royalties to M.I.T. in the manner hereinafter provided to the end of the term of the PATENT RIGHTS or until this Agreement shall be terminated:

b. License Maintenance Fees of (i) [***] per year on January 1, 2002 and each January 1 thereafter until the January 1 following the issuance of the first protein DNA claims and; (ii) [***] per year beginning the January 1 following the issuance of the first of the protein-DNA claims and every January 1 thereafter; provided, however, License Maintenance Frees may be credited to Running Royalties subsequently due on NET SALES for each said year, if any. License Maintenance Fees paid in excess of Running Royalties shall not be creditable to Running Royalties for future years.

9 - EXPORT CONTROLS

LICENSEE acknowledges that it is subject to United States laws and regulations controlling the export of technical data, computer software, laboratory prototypes and other commodities (including the Arms Export Control Act, as amended and the United States Department of Commerce Export Administration Regulations). The transfer of such items may require a license from the cognizant agency of the United States Government and/or written assurances by LICENSEE that LICENSEE shall not export data or commodities to certain foreign countries without prior approval of such agency. M.I.T. neither represents that a license shall not be required nor that, if required, it shall be issued.

10 - NON-USE OF NAMES

LICENSEE shall not use the names or trademarks of the Massachusetts Institute of Technology or Lincoln Laboratory, nor any adaptation thereof, nor the names of any of their employees, in any advertising, promotional or sales literature without prior written consent obtained from M.I.T., or said employee, in each case, except that LICENSEE may state that it is licensed by M.I.T. under one or more of the patents and/or applications comprising the PATENT RIGHTS.

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*** CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION

PARAGRAPH 13.6

13.6 [NOTE: As amended in the Eighth Amendment to the MIT Agreement.] Upon termination of this Agreement for any reason, any sublicensee not then in default shall have the right to seek a license from M.I.T. M.I.T. agrees to negotiate such licenses in good faith under reasonable terms and conditions. In addition, in the event that M.I.T. terminates this Agreement pursuant to Paragraph 13.1, 13.2, or 13.3, each sublicense granted by LICENSEE to a sublicensee not then in default will survive such termination (as a direct license from M.I.T.), provided that such direct license shall be subject to the same non-financial terms and conditions as those in this Agreement and such sublicensee (or if there is at such time more than one such sublicensee, such sublicensees severally and jointly) shall be required to make any annual fees due pursuant to Paragraph 4.1(b) and each such sublicensee shall be required to make any monetary payment(s) that, had this Agreement not been terminated, LICENSEE would have been required to make under this Agreement as a result of the activities of such sublicensee. Each such sublicensee shall be an intended third-party beneficiary of the preceding sentence.

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Copy of Selected Provisions from the Utah Agreement

4.3 For each SUBLICENSE granted by LICENSEE under the terms of this AGREEMENT, LICENSEE shall pay to LICENSOR (i) a sublicense fee of twenty thousand dollars ($20,000) within thirty (30) days of execution of each sublicense and (ii) an annual sublicense fee of ten thousand dollars ($10,000) for each year (excluding the first year) that such sublicense is in effect, payable within thirty (30) days of each anniversary of the effective date of such sublicense agreement.

6.2 As consideration for the license under this AGREEMENT, LICENSEE shall pay to LICENSOR an annual maintenance fee of twenty thousand dollars ($20,000) on or before each anniversary of the EFFECTIVE DATE of this AGREEMENT.

13.1 If LICENSEE should: (a) fail to deliver to LICENSOR any statement or report required hereunder when due (except where such payment is being contested in good faith); (b) fail to make any payment at the time that the same should be due; (c) violate or fail to perform any covenant, condition, or undertaking of the AGREEMENT to be performed by it hereunder; or (d) file a bankruptcy action, or have a bankruptcy action against it (which action remains undismissed for a period of sixty (60) days), or become insolvent; enter into a composition with creditors or have a receiver appointed for it; then LICENSOR may give written notice of such default, and its intent to terminate this AGREEMENT, to LICENSEE. If LICENSEE should fail to cure such default within thirty (30) days of such notice, the rights, privileges, and license granted hereunder shall automatically terminate; provided, however, that the cure period may be extended by sixty (60) days if LICENSEE conveys a written statement of its intent and plan to cure such default, and such plan is accepted by the LICENSOR, within thirty (30) days of the automatic termination date.

13.2 If LICENSEE shall cease to carry on its business with respect to the rights granted in this AGREEMENT, this AGREEMENT shall terminate upon thirty (30) days written notice by LICENSOR.

13.4 [NOTE: As amended in the (first) Amendment (dated February 22, 2007) to the Utah Agreement.] Notwithstanding anything to the contrary in this AGREEMENT, in the event that LICENSOR terminates this AGREEMENT pursuant to Section 13.1 or 13.2, each sublicense granted by LICENSEE to a SUBLICENSEE then in good standing under the terms of its sublicense agreement will survive such termination (as a direct license from LICENSOR), provided that (a) such direct license shall be subject to the same non-financial terms and conditions as those in this AGREEMENT, and LICENSOR shall not have any obligations to such SUBLICENSEE other than LICENSOR’s obligations to LICENSEE as set forth herein; (b) such SUBLICENSEE (or if there is at such time more than one such SUBLICENSEE, such SUBLICENSEES severally and jointly) shall be required to make any annual maintenance payments due pursuant to Section 6.2; and (c) each such SUBLICENSEE shall be required to make any monetary payment(s) that, had this AGREEMENT not been terminated, LICENSEE would have been required to make under this AGREEMENT as a result of the license to, or activities of, such SUBLICENSEE, including without limitation the annual sublicensee fees due pursuant to Section 4.3(ii) with respect to such SUBLICENSEE (which for clarity shall continue notwithstanding the conversion of such SUBLICENSEE’s sublicense to a direct license from LICENSOR). Each such SUBLICENSEE shall be an intended third-party beneficiary of this Section 13.4.

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